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                                                                 Exhibit 4.01



                        CSK AUTO, INC. RETIREMENT PROGRAM


              (AS AMENDED AND RESTATED EFFECTIVE AS OF MAY 1, 1999)
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                        CSK AUTO, INC. RETIREMENT PROGRAM
              (AS AMENDED AND RESTATED EFFECTIVE AS OF MAY 1, 1999)

                                TABLE OF CONTENTS
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SECTION 1   DECLARATION; 404(C) PLAN STATUS......................................................................    2
                  1.1 Declaration................................................................................    2
                  1.2 404(c) Plan Status.........................................................................    2

SECTION 2   DEFINITIONS..........................................................................................    2
                  2.1  Account...................................................................................    2
                           2.1.1  Payroll Deduction Account......................................................    2
                           2.1.2  Company Matching Account.......................................................    2
                           2.1.3  Profit Sharing Account.........................................................    2
                           2.1.4  Rollover Account...............................................................    3
                           2.1.5  Voluntary Contribution Account.................................................    3
                  2.2  Accrued Benefit...........................................................................    3
                  2.3  Accrued Benefit (Employee)................................................................    3
                  2.4  Accrued Benefit (Employer)................................................................    3
                  2.5  Act.......................................................................................    3
                  2.6  Age.......................................................................................    3
                  2.7  Agent for Service of Process..............................................................    3
                  2.8  Anniversary Date..........................................................................    3
                  2.9  Beneficiary...............................................................................    3
                  2.10  Break in Service.........................................................................    3
                  2.11  Code.....................................................................................    3
                  2.12  Company..................................................................................    3
                  2.13  Compensation.............................................................................    4
                  2.14  Computation Period.......................................................................    4
                           2.14.1  Accrual Period................................................................    4
                           2.14.2  Eligibility Period............................................................    4
                           2.14.3  Vesting Period................................................................    4
                  2.15  Contributions............................................................................    4
                           2.15.1  Payroll Deduction Contribution................................................    4
                           2.15.2  Company Matching Contribution.................................................    4
                           2.15.3  Profit Sharing Contribution...................................................    5
                           2.15.4  Rollover Contribution.........................................................    5
                  2.16  CSK Common Stock.........................................................................    5
                  2.17  Disability...............................................................................    5
                  2.18  Early Retirement Age.....................................................................    5
                  2.19  Employee.................................................................................    5
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                  2.20  Employment Commencement Date.............................................................    5
                  2.21  Entry Date...............................................................................    5
                  2.22  Hour of Service..........................................................................    5
                  2.23  Investment Fund..........................................................................    6
                  2.24  Investment Manager.......................................................................    6
                  2.25  Limitation Year..........................................................................    6
                  2.26  Named Fiduciary..........................................................................    6
                  2.27  Net Profits..............................................................................    6
                  2.28  Normal Retirement Age....................................................................    6
                  2.29  Normal Retirement Date...................................................................    6
                  2.30  One Year Break in Service................................................................    6
                  2.31  Other Company............................................................................    6
                  2.32  Participant..............................................................................    7
                  2.33  Plan.....................................................................................    7
                  2.34  Plan Administrator.......................................................................    7
                  2.35  Plan Year................................................................................    7
                  2.36  Review Committee.........................................................................    7
                  2.37  Spouse...................................................................................    7
                  2.38  Surviving Spouse.........................................................................    7
                  2.39  Trust....................................................................................    7
                  2.40  Trustee..................................................................................    7
                  2.41  Trust Fund...............................................................................    7
                  2.42  Valuation Date...........................................................................    7
                  2.43  Year of Service..........................................................................    7

SECTION 3   PARTICIPATION........................................................................................    8
                  3.1  Eligibility...............................................................................    8
                  3.2  Commencement..............................................................................    8
                  3.3  Termination; Re-employment................................................................    8
                  3.4  Special Rules for Military Service........................................................    8

SECTION 4   CONTRIBUTIONS........................................................................................    9
                  4.1  Payroll Deduction Contribution............................................................    9
                  4.2  Increasing Payroll Deduction Contribution.................................................    9
                  4.3  Terminating or Reducing Payroll Deduction Contribution....................................    9
                  4.4 Payment of Payroll Deduction Contribution to Trustee.......................................    9
                  4.6  Company Profit Sharing Contribution.......................................................   10
                  4.7  Voluntary Contribution....................................................................   10
                  4.8  Return of Employer Contributions..........................................................   10

SECTION 5   PLAN RESTATEMENT AND AMENDMENTS......................................................................   11

SECTION 6   VESTING: FORFEITURES.................................................................................   11
                  6.1  Vesting in Accrued Benefit................................................................   11
                  6.2  Prohibited Amendments.....................................................................   11
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SECTION 7   ACCOUNTS AND RECORDS.................................................................................   11
                  7.1  Accounts and Records; Participant Reports.................................................   11
                  7.2  Investment Funds..........................................................................   11
                           7.2.1  CSK Common Stock fund..........................................................   11
                           7.2.2  Accounting Method..............................................................   12
                           7.2.3  Purchase of CSK Common Stock...................................................   12
                           7.2.4 Adequate Consideration..........................................................   13
                           7.2.6 Participant's Best Interest.....................................................   13
                           7.2.6 Commissions.....................................................................   13
                           7.2.7 Limit on Investment.............................................................   13
                  7.3  Valuation Date Adjustment.................................................................   13
                  7.4  Participant Directed Investments; Loans as Investments....................................   13
                  7.5  Transfers from Qualified Plans............................................................   14
                  7.6  Direct Rollover...........................................................................   15
                           7.6.1  Definitions....................................................................   15
                                    (a)  Direct Rollover.........................................................   15
                                    (b)  Distributee.............................................................   15
                                    (c)  Eligible Retirement Plan................................................   15
                                    (d)  Eligible Rollover Distribution..........................................   16
                           7.6.2  Special Rules..................................................................   16

SECTION 8   BENEFITS.............................................................................................   17
                  8.1  Prohibited Distributions..................................................................   17
                  8.2  Distribution Events.......................................................................   17
                  8.3  Forms of Distribution.....................................................................   18
                  8.4  Beneficiaries in Event of Death...........................................................   18
                  8.5  Payment to Surviving Spouse...............................................................   19
                  8.6  Cash Out..................................................................................   19
                  8.7  Consent to Distribution...................................................................   19
                  8.8  Required Distribution.....................................................................   19
                  8.9  Other Required Distributions..............................................................   19
                  8.10  Distribution After Death of Participant..................................................   20

SECTION 9   LOANS TO PARTICIPANTS AND HARDSHIP WITHDRAWALS BY PARTICIPANT........................................   20
                  9.1  Loans.....................................................................................   20
                           9.1.1  Amount of Loan.................................................................   20
                           9.1.2  Terms and Conditions...........................................................   20
                           9.1.3  Reliance.......................................................................   21
                  9.2  Hardship Withdrawals......................................................................   21
                           9.2.1  By Participants................................................................   22
                           9.2.2  Hardship Requirements..........................................................   22
                           9.2.3  Hardship Withdrawal Limitations................................................   23
                           9.2.4 Effect of Withdrawal on Stock Options...........................................   23
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SECTION 10   PLAN ADMINISTRATION AND PLAN MANAGEMENT.............................................................   23
                  10.1  Duties of Plan Administrator.............................................................   23
                  10.2  Authority to Delegate....................................................................   24
                  10.3  Bond.....................................................................................   24
                  10.4  Service of Process.......................................................................   24

SECTION 11   DUTIES AND RIGHTS OF TRUSTEE........................................................................   24
                  11.1  Duties of Trustee........................................................................   24
                  11.2  No Duties Implied........................................................................   27

                  11.3  Trustee as Owner.........................................................................   27
                  11.4  Records..................................................................................   27
                  11.5  Recipients of Payments...................................................................   27
                  11.6  Authority to Hire, Appoint, and be Compensated...........................................   27
                  11.7  No Liability Prior to Appointment........................................................   28
                  11.8  Fiduciary Liability......................................................................   28
                  11.9  Allocation of Duties Between Trustees....................................................   28
                  11.10  Retiring Trustee........................................................................   28

SECTION 12 DEFERRAL LIMITATIONS AND EXCESS CONTRIBUTIONS.........................................................   29
                  12.1  Corrective Distribution of Excess Deferrals..............................................   29
                           12.1.1  Correction of Excess Deferrals After Taxable Year.............................   29
                           12.1.2  Correction of Excess Deferrals During the Taxable Year........................   29
                           12.1.3  Notice, Amount Distributable..................................................   30
                           12.1.4  Income Allocable to Excess Deferrals..........................................   30
                           12.1.5  No Employee or Spousal Consent Required.......................................   30
                           12.1.6  Forfeitures...................................................................   31
                           12.1.7  Definition....................................................................   31
                  12.2  Definitions..............................................................................   31
                           12.2.1  Actual Deferral Percentage....................................................   31
                           12.2.2  Actual Contribution Percentage................................................   31
                           12.2.3  Excess Contributions..........................................................   31
                           12.2.4  Excess Aggregate Contributions................................................   31
                           12.2.5  Highly Compensated Employee...................................................   31
                           12.2.6  Look-Back Year................................................................   32
                           12.2.7  Nonelective Contributions.....................................................   32
                           12.2.8  Non-Highly Compensated Employee...............................................   32
                  12.3  Actual Deferral Percentage Test..........................................................   32
                           12.3.1  Special Rules.................................................................   32
                           12.3.2  Determining Excess Contributions..............................................   33
                  12.4  Actual Contribution Percentage Test......................................................   34
                           12.4.1  Special Rules.................................................................   34
                           12.4.2  Determining Excess Aggregate Contributions....................................   34
                  12.5  Disposition of Excess Contributions......................................................   34
                           12.5.1  Distribution..................................................................   34
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                           12.5.2  Distribution Amount...........................................................   35
                           12.5.3  Forfeitures...................................................................   35
                  12.6  Distribution of Excess Aggregate Contributions...........................................   35
                           12.6.1  Forfeiture; Distribution......................................................   35
                           12.6.2  Determination of Income.......................................................   36
                           12.6.3  Maximum Amount................................................................   36
                           12.6.4  Allocation of Forfeitures.....................................................   36

SECTION 13   ALLOCATION LIMITATION AND TOP HEAVY PROVISIONS......................................................   36
                  13.1  Maximum Annual Additions.................................................................   36
                           13.1.1  Estimation of Amount..........................................................   36
                           13.1.2  Estimation Excess.............................................................   36
                           13.1.3  Other Defined Contribution Plan Coverage......................................   37
                           13.1.4  Other Defined Benefit Plan Coverage...........................................   37
                           13.1.5  Definitions...................................................................   38
                                    (a)  Annual Additions........................................................   38
                                    (b)  Compensation............................................................   38
                                    (c)  Defined Benefit Plan Fraction...........................................   39
                                    (d)  Defined Contribution Plan Fraction......................................   40
                                    (e)  Company.................................................................   40
                                    (f)  Excess Amount...........................................................   40
                                    (g)  Highest Average Compensation............................................   40
                                    (h)  Limitation Year.........................................................   40
                                    (i)  Maximum Permissible Amount..............................................   40
                                    (j)  Projected Annual Benefit................................................   41
                           13.1.6  Compliance with Code Section 415..............................................   41
                  13.2  Top-Heavy Provisions.....................................................................   41
                           13.2.1  Definitions...................................................................   41
                                    (a) Employer.................................................................   41
                                    (b) Key Employee.............................................................   41
                                    (c) Determination Date.......................................................   41
                                    (d) Top-Heavy................................................................   42
                                    (e) Top-Heavy Ratio..........................................................   42
                                    (f)  Permissive Aggregation Group............................................   43
                                    (g)  Present Value...........................................................   43
                                    (h)  Required Aggregation Group..............................................   43
                                    (i)  Valuation Date..........................................................   44
                           13.2.2  Minimum Allocation............................................................   44
                           13.2.3  Determination of Accrued Benefit..............................................   45
                           13.2.4  No Suspension or Forfeiture...................................................   45
                           13.2.5  Top-Heavy Vesting Schedule....................................................   45

SECTION 14 VOTING AND TENDER OF CSK STOCK........................................................................   45
                  14.1 Voting of Shares; Tender or Exchange Offers...............................................   45
                  14.1.1 Voting of Shares........................................................................   45
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                           14.1.2 Tender or Exchange Offers......................................................   45
                  14.2 Named Fiduciary Status; Confidentiality...................................................   46
                  14.3 Plan Information..........................................................................   46

SECTION 15   MISCELLANEOUS.......................................................................................   46
                  15.1  Nonalienation of Interest or Benefits....................................................   46
                  15.2  Merger, Consolidation and Transfer of Assets or Liabilities..............................   47
                  15.3  Basis of Payments to and from the Plan...................................................   47
                  15.4  Benefit and Claims Procedures............................................................   47
                  15.5  Review Procedure.........................................................................   47
                  15.6 Termination of Plan or Contributions......................................................   48
                  15.7 Amendment of Plan.........................................................................   48
                  15.8  Bankruptcy, Merger, Consolidation and Transfer of Assets and Liabilities.................   49
                  15.9  Nonreversion.............................................................................   49
                  15.10  Notice of Address.......................................................................   50
                  15.11  Employment Rights.......................................................................   50
                  15.12  Applicable Law; Interpretation..........................................................   50
                  15.13 Independent Appraiser....................................................................   50
                  15.14  Nonforfeitability of Benefits...........................................................   50
                  15.14  Effective Date..........................................................................   50
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                        CSK AUTO, INC. RETIREMENT PROGRAM
                        (1999 AMENDMENT AND RESTATEMENT)

         WHEREAS, on October 1, 1983, Seattle Holdings Corporation (then known as Pay'n Save Corporation) established the Seattle Standard Tax Relief Investments Protection Plan (then known as the Pay'n Save Tax Relief Investments Protection Plan), a profit sharing plan including a 401(k) cash or deferred arrangement in which eligible employees of Schuck's Auto Supply, Inc. participated;

         WHEREAS, effective January 1, 1987, Schuck's Auto Supply, Inc. established a successor plan known as the Schuck's Auto Supply, Inc. Tax Relief Investments Protection Plan, to which accounts of its eligible employees in the Seattle Standard Tax Relief Investments Protection Plan were transferred and in which its employees now participate;

         WHEREAS, on December 23, 1986, Schuck's Auto Supply, Inc., and Checker Auto Parts, Inc., became members of the same controlled group;

         WHEREAS, certain employees of Checker Auto Parts, Inc. participated in the Lucky Stores Automotive Division Profit Sharing Plan (subsequently known as Checker Auto Parts Profit Sharing Plan) and, also, the Checker Tax Savings Plan (successor to the Lucky Tax Savings Plan);

         WHEREAS, effective July 1, 1987, the Schuck's Auto Supply, Inc. Tax Relief Investments Protection Plan, the Checker Auto Parts Profit Sharing Plan, and the Checker Tax Savings Plan were merged (initially known as Checker/Schuck's/Kragen Retirement Program);

         WHEREAS, when Schuck's and Checker were merged and became Northern Automotive Corporation, the name of the merged Plan was changed to the Northern Automotive Corporation Retirement Program;

         WHEREAS, since Northern Automotive Corporation changed its name to CSK Auto, Inc., the Plan's name was changed to CSK Auto, Inc. Retirement Program, and

         WHEREAS, the Plan has been further amended to comply with the requirements of recent amendments to the Internal Revenue Code, as amended, effective January 1, 1998.

         WHEREAS, the Company now desires to further amend the Plan to allow participants in the Plan to invest their Plan interests in common stock of CSK Auto Corporation, the parent company of CSK Auto, Inc.;

         NOW, THEREFORE, the Plan is hereby amended and restated in its entirety as follows:



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                                    SECTION 1
                         DECLARATION; 404(C) PLAN STATUS

         1.1 DECLARATION. The Plan and Trust is for the exclusive benefit of eligible Employees. All provisions and terms of the Plan and Trust are intended to comply with Code sections 401(a) and 501(a), and all regulations pursuant thereto, so that the Plan and Trust may at all times constitute a qualified plan and trust with tax exempt status. The Plan is a profit sharing plan having a salary reduction arrangement under Code section 401(k). The Plan sponsor is CSK Auto, Inc., and its successors.

         1.2 404(c) PLAN STATUS. The Plan is intended to qualify as an Act section 404(c) plan so that Participants and Beneficiaries will have an opportunity to exercise control over the assets in their individual account (pertaining to Act section 3(34)) and an opportunity to choose, from among a range of investment alternatives, the manner in which some or all of the assets in their account are invested. It is intended that all fiduciaries other than Investment Managers be relieved of any fiduciary duty with respect to the exercise of control and choice of investments. The terms of Act regulation 2550.404c-1 (pertaining to Act section 404(c)) are incorporated herein by this reference.

                                    SECTION 2
                                   DEFINITIONS

         The below terms, wheresoever capitalized herein, shall have the respective meanings set forth below, unless otherwise expressly provided herein, and shall govern the construction of the Plan and Trust.

         2.1 ACCOUNT means the following and other individual accounts established by the Plan Administrator to reflect each Participant's Accrued
Benefit:

                  2.1.1 PAYROLL DEDUCTION ACCOUNT means an account to which Payroll Deduction Contribution, and earnings (losses) thereon, are credited. (The Payroll Deduction Account includes the Pre-tax Deferral Account established under the Checker Tax Savings Plan and the Participant Deferred Pay Contribution Account established under the Schuck's Auto Supply, Inc. Tax Relief Investments Protection Plan prior to the plans' merger.)

                  2.1.2 COMPANY MATCHING ACCOUNT means an account to which Company Matching Contribution, and earnings (losses) thereon, are credited. (The Company Matching Contribution Account includes the Employer Contribution Account (Profit Sharing) established under the Schuck's Auto Supply, Inc. Tax Relief Investments Protection Plan prior to plan merger.)

                  2.1.3 PROFIT SHARING ACCOUNT means an account to which a Participant's allocable share of Company Contributions, and earnings (losses) thereon, are credited. (The Profit Sharing Account includes the Participant's Company Contribution Account established under the Checker Auto Parts Profit Sharing Plan prior to plan merger.)

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                  2.1.4 ROLLOVER ACCOUNT means an account to which distributions transferred from another qualified trust or conduit IRA, and earnings (losses) thereon, are credited.

                  2.1.5 VOLUNTARY CONTRIBUTION ACCOUNT means an account to which a Participant's after-tax voluntary employee contributions, and earnings (losses) thereon, are credited. (The Voluntary Contribution Account includes contributions permitted under the Checker Auto Parts Profit Sharing Plan prior to plan merger but not permitted thereafter.)

         2.2 ACCRUED BENEFIT means the value of all the individual accounts of a Participant reflecting the Participant's interest in the Plan.

         2.3 ACCRUED BENEFIT (EMPLOYEE) means the total value of a Participant's Payroll Deduction Account, Rollover Account and Voluntary Contribution Account.

         2.4 ACCRUED BENEFIT (EMPLOYER) means the total value of a Participant's Company Matching Account and Profit Sharing Account.

         2.5 ACT means the Employee Retirement Income Security Act of 1974 (ERISA: Public Law No. 93-406), and amendments and regulations relating thereto.

         2.6 AGE means the age in years as of the Participant's last birthday.

         2.7 AGENT FOR SERVICE OF PROCESS means the Vice President and General Counsel of the Company or such other person or entity as designated by the Company.

         2.8 ANNIVERSARY DATE means December 31.

         2.9 BENEFICIARY means any person who is or may become entitled to a benefit under the Plan by reason of the death or marital dissolution of a Participant.

         2.10 BREAK IN SERVICE means a Computation Period in which a Participant fails to perform an Hour of Service.

         2.11 CODE means the Internal Revenue Code of 1986, and amendments and regulations relating thereto.

         2.12 COMPANY means CSK Auto, Inc. and such other entities authorized to participate in the Plan by CSK Auto, Inc. that adopt the Plan. With respect to the exercise of authority and discretion hereunder, including without limitation amendments, restatements, appointments and as provided in Section 5, Company means CSK Auto, Inc., acting by and through its Board of Directors or President, or such officers, committees or persons authorized by the Board or President, unless otherwise expressly provided herein. Each entity authorized to participate in, and adopting, the Plan thereby appoints CSK Auto, Inc. to act on its behalf with respect to the Plan and the Trust and is deemed to have adopted and agreed to all current and future rules and other Plan provisions, subject to the following:

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                  (a) Each entity is deemed to have adopted and agreed to comply with all terms and conditions of the Plan, as amended, with all requirements of the Code and the Act, with all rules and provisions adopted from time to time by CSK Auto, Inc. and with all administrative acts and duties required by CSK Auto, Inc.

                  (b) Each entity shall have the sole obligation to fund all of its own Company Contributions, including Company Matching Contributions.

         2.13 COMPENSATION means, for each Accrual Period, the amounts actually paid and currently includable in the Employee's gross income for federal income tax purposes and reported on Form W-2 as compensation by the Company, determined without regard to any limitations in Code section 3401 based on the nature or location of the employment of services performed; provided (a) pre-tax employee contributions made on behalf of the Employee, not includable in the gross income of the Employee under Code sections 125, 401(k), 402(e)(3), 401(h) and 403(b), shall be included and (b) reimbursements or other expense allowances, cash and non-cash fringe benefits, moving expenses, bonus, contest payments, deferred compensation and welfare benefits shall be excluded. For purposes of Code section 401(a)(17) and top-heavy provisions, Compensation in excess of $160,000 in any Accrual Period, adjusted in accordance with Code section 401(a)(17), shall be disregarded.

         2.14 COMPUTATION PERIOD means the twelve consecutive month period designated, for purposes of determining Years of Service and Breaks in Service for accrual, eligibility and vesting, in accordance with the following:

                  2.14.1 ACCRUAL PERIOD means the Plan Year; provided however, with respect to an Employee when first admitted to the Plan as a Participant, Accrual Period means the period commencing with the Entry Date and ending on the Anniversary Date.

                  2.14.2 ELIGIBILITY PERIOD means each twelve consecutive month period starting with the Employment Commencement Date and each anniversary thereof; provided however, after a Participant has been admitted to the Plan, Eligibility Period means the Plan Year.

                  2.14.3 VESTING PERIOD means the Plan Year.

         2.15 CONTRIBUTIONS means contributions made hereunder by the Company (Company Contributions) or by the Participant (Participant Contributions) as follows:

                  2.15.1 PAYROLL DEDUCTION CONTRIBUTION means the contribution a Participant authorizes through payroll deductions, in accordance with the provisions hereof, that satisfies the requirements of Code section 401(k).

                  2.15.2 COMPANY MATCHING CONTRIBUTION means the contribution the Company makes based on a Participant's Payroll Deduction Contribution.

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                  2.15.3 PROFIT SHARING CONTRIBUTION means the contribution the
         Company from time to time elects to make.

                  2.15.4 ROLLOVER CONTRIBUTION means the permitted contribution from other qualified plans and trusts which satisfy the rollover requirements of the Act and Code.

         2.16 CSK COMMON STOCK means common stock, par value $0.01 per share, of CSK Auto Corporation, a Delaware corporation and the parent corporation of the Company.

         2.17 DISABILITY means a physical or mental condition, while in the employ of the Company or Other Company, that totally and permanently prevents the Employee from engaging in any occupation or employment for remuneration or profit except for the purpose of rehabilitation not incompatible with a total and permanent disability condition. The existence of a disability shall be determined by, and in the sole discretion of, the Plan Administrator, based upon medical opinion and advice.

         2.18 EARLY RETIREMENT AGE means the date a Participant has reached Age 55.

         2.19 EMPLOYEE means any common law employee, as determined solely by the Company's payroll records, who receives Compensation for personal services rendered to the Company or, for participation and vesting purposes, to an Other Company, excluding persons who are members of a collective bargaining unit for which retirement benefits have been the subject of good faith bargaining unless the unit bargaining agreement provides otherwise.

         2.20 EMPLOYMENT COMMENCEMENT DATE means the date on which the Employee first performs an Hour of Service and, with respect to an Employee who has had a Break in Service and is re-employed, (a) with respect to service prior thereto, the date determined according to the foregoing and (b), with respect to service subsequent thereto, the date on which the Employee first performs an Hour of Service following the Break in Service.

         2.21 ENTRY DATE means the first day of each calendar month and/or such other dates as the Plan Administrator designates from time to time.

         2.22 HOUR OF SERVICE means:

                  (a) Each hour for which the Employee is directly or indirectly paid, or entitled to be paid, for the performance of duties.

                  (b) Each hour for which back pay has been awarded or agreed to without regard to mitigation of damages (credited to the computation periods to which the award or agreement pertains.)

                  (c) Each hour for which the Employee is directly or indirectly paid, or entitled to be paid (irrespective of whether the employment relationship has terminated, for reasons other than the performance of duties, such as vacation, holiday, illness, incapacity, disability, layoff, jury duty, funeral leave, military duty or leave of absence.

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                  (d) Each hour of authorized leave, including a maternity,
         paternity or family leave of absence, which leave means an absence from work for any period by reason of the Employee's pregnancy, birth of the Employee's child, placement of a child with the Employee in connection with the adoption of the child, or any absence for the purpose of caring for a child for a period immediately following birth or placement thereof or for any absence granted pursuant to the Family and Medical Leave Act.

         No duplication of hours shall be credited. Hours of Service shall be credited for the Computation Period in which the absence from work begins only if credit therefor is necessary to prevent the Employee from incurring a One Year Break in Service in that Computation Period, or in the immediately following Computation Period. Hours of Service credited for an authorized leave, including a maternity, paternity or family leave of absence, shall be those which would normally have been credited but for such absence, or, in any case in which the Plan Administrator is unable to determine such hours normally credited, eight Hours of Service per day. Such hours shall be credited solely for purpose of avoiding a One Year Break in Service. The provisions of Act regulation 2530.200b-2 are incorporated herein by reference.

         2.23 INVESTMENT FUND means the portion of the Trust Fund existing for an investment purpose.

         2.24 INVESTMENT MANAGER means any person, firm or corporation appointed by the Trustee who is a registered investment adviser under the Investment Adviser Act of 1940.

         2.25 LIMITATION YEAR means the Plan Year.

         2.26 NAMED FIDUCIARY means the Company.

         2.27 NET PROFITS means current or accumulated earnings of the Company, computed before federal income taxes and determined in accordance with generally accepted accounting principles without reduction for Contributions under the Plan or other qualified plans.

         2.28 NORMAL RETIREMENT AGE means the later of the date the Participant reaches Age 65 or the fifth anniversary of the date the Participant commenced participation in the Plan.

         2.29 NORMAL RETIREMENT DATE means the first day of the calendar month coincident with or next following the day a Participant has both reached Normal Retirement Age and terminates employment with the Company.

         2.30 ONE YEAR BREAK IN SERVICE means a Computation Period in which a Participant fails to be credited with at least 500 Hours of Service.

         2.31 OTHER COMPANY means those companies and entities which, from time to time, are members of the controlled group of corporations of which the Company is also a member, as determined pursuant to Code Section 414(b) and (c).

         2.32 PARTICIPANT means each Employee participating in accordance herewith, as set forth in Section 3.

         2.33 PLAN means the Plan and Trust set forth herein, together with all amendments hereto.

         2.34 PLAN ADMINISTRATOR means the Company.

         2.35 PLAN YEAR means the calendar year.

         2.36 REVIEW COMMITTEE means the President of the Company or such individual(s) or committee appointed from time to time by the President of the Company.

         2.37 SPOUSE means the spouse to whom the Participant is married; provided, however, a former spouse will be treated as the Spouse to the extent provided under a qualified domestic relations order (as described in Code section 414(p)).

         2.38 SURVIVING SPOUSE means the spouse to whom the Participant is married at the time of the Participant's death; provided, however, a former spouse will be treated as the Surviving Spouse to the extent provided under a qualified domestic relations order (as described in Code section 414(p)).

         2.39 TRUST means the trust established pursuant hereto for the purposes of the Plan, for holding the assets of the Plan and for paying benefits to Participants and Beneficiaries. (In addition to any other separate trust documents executed on behalf of the Company, the Trust is a part of the Plan.)

         2.40 TRUSTEE means the Fiduciary appointed by the Company to hold the assets in the Trust.

         2.41 TRUST FUND means the total of all assets held in Trust pursuant to, and for the purposes of, the Plan.

         2.42 VALUATION DATE means any date the New York Stock Exchange is open for trading, and/or such other date(s) as may be designated from time to time by the Plan Administrator.

         2.43 YEAR OF SERVICE means, in an applicable Computation Period, (a) for purposes of Year of Service (Accrual), the performance of 1,000 Hours of Service with the Company, (b) for purposes of Year of Service (Vesting), the performance of 1,000 Hours of Service with the Company and/or an Other Company, subject to the Break in Service rules provided herein, (c) for purposes of Year of Service (Eligibility), all to be determined according to the elapsed time method, all Company employment service, continuous Other Company employment service and, without regard to Hours of Service, for an Employee who was employed by Trak Auto between November 3, 1997 and December 8, 1997, and by the Company on December 9, 1997, all Trak Auto employment service, and (d) for purposes of determining Company Matching

Contributions, each twelve consecutive month period of Company employment and any interruption thereof with Company reinstatement, as provided in Section 4.5, commencing on an Employment Commencement Date and each anniversary thereof.

                                    SECTION 3
                                  PARTICIPATION

         3.1 ELIGIBILITY. An Employee will be eligible to participate in the Plan upon satisfaction of the following requirements:

                  (a) The Employee has reached Age 21;

                  (b) The Employee has completed at least one Year of Service (Eligibility); and

                  (c) The Employee is in the employment of the Company on the applicable Entry Date.

         3.2 COMMENCEMENT. An Employee eligible to participate in the Plan shall commence participation on the Entry Date next following, or concurrent with, the date the eligibility requirements are satisfied; provided, Payroll Deduction Contributions shall not commence until after the Employee enrolls with the Plan Administrator, in the form and manner acceptable to the Plan Administrator, by which the Employee agrees to make Payroll Deduction Contributions and accepts the terms and conditions of the Plan pertaining to Payroll Deduction Contributions. An Employee who terminates the making of Payroll Deduction Contributions, as provided herein, may again enroll by agreeing to make Payroll Deduction Contributions on the next following Entry Date, or such other date or dates as the Plan Administrator authorizes.

         3.3 TERMINATION; RE-EMPLOYMENT. Active participation shall continue until employment as an active Employee terminates. A former Employee, who has been a Participant, who satisfies the eligibility requirements and becomes re-employed, shall be eligible to participate as of the Entry Date next following the date of re-employment. A former Employee who has not been a Participant will become eligible to participate in the Plan following his satisfaction of all of the eligibility requirements following re-employment.

         3.4 SPECIAL RULES FOR MILITARY SERVICE. If an Employee is absent from employment due to his service in the uniformed services of the United States and returns to employment within the time period prescribed by, and under circumstances satisfying, applicable federal law (including the Uniformed Services Employment and Reemployment Rights Act of 1994), such Employee's period of uniformed service will be considered a period of Service with the Employer for all purposes under the Plan. Further, such an Employee, to the extent he is an otherwise eligible Employee under the terms of the Plan, shall have the right to make up any Payroll Deduction Contributions missed while in uniformed service, and the Employer shall credit said Employee's Account with any Matching Contributions and/or Profit Sharing Contributions the Employee would have received. No Matching Contributions shall be credited to the Employee's account under this section until the Employee's make-up contributions are actually made. Further, all make-up contributions must be made within a period of time after returning to employment which does not exceed the lesser of (i) three times the period of uniformed service, or (ii) 5 years. However, the Employee shall have no right to share in any forfeiture allocations occurring during his period of military service. Likewise, no earnings or losses shall be credited to his Account until the contributions are actually made. Contributions shall be based on the Compensation the Employee would have earned if he had not entered the military, or, if that determination is not reasonably certain, the Compensation earned during the 12-month period prior to entering the military.

The provisions of this section 3.4 shall apply to all periods of uniformed service which occurred on or after December 12, 1994.

                                    SECTION 4
                                  CONTRIBUTIONS

         4.1 PAYROLL DEDUCTION CONTRIBUTION. Subject to limitations herein, a Participant may defer receipt of Compensation, commencing with the Participant's Entry Date and continuing so long as the Participant remains an Employee and does not terminate the Payroll Deduction Contribution, by agreeing and contributing to the Plan not less than 1% or more than 15% of the Participant's Compensation, in whole percentages, not to exceed $10,000 in a Plan Year (as adjusted pursuant to Code section 402(g)). The Company may refrain from making Such Payroll Deduction Contributions on behalf of any Participant, and instead, pay the amount to the Participant, if the Company determines such action is desirable to insure the limitations and tests imposed hereby will not be exceeded.

         4.2 INCREASING PAYROLL DEDUCTION CONTRIBUTION. Upon advance notice and in the manner acceptable to the Plan Administrator, a Participant may increase the Participant's Payroll Deduction Contribution in whole percentage increments as of the date(s) the Plan Administrator designates.

         4.3 TERMINATING OR REDUCING PAYROLL DEDUCTION CONTRIBUTION. Upon advance notice and in the manner acceptable to the Plan Administrator, a Participant may terminate or reduce the Participant's Payroll Deduction Contribution as of the first day of any Company pay period. A Participant whose Payroll Deduction Contributions are suspended in accordance herewith shall be deemed to have terminated the Participant's Payroll Deduction Contributions and shall not be eligible to make Payroll Deduction Contributions during the suspension period.

         4.4 PAYMENT OF PAYROLL DEDUCTION CONTRIBUTION TO TRUSTEE. Payroll Deduction Contributions shall be credited at least monthly to the Payroll Deduction Contribution Accounts and shall be paid to the Trustee within a reasonable time after the end of the applicable payroll period, but in no event later than the 15th business day of the month following the month in which the Payroll Deduction Contribution would have been otherwise payable to the Participant in cash.

         4.5 COMPANY MATCHING CONTRIBUTION. Subject to limitations herein, the Company shall make a Company Matching Contribution to a Participant's Company Matching Account for each accrual period as follows:

         40(cent) for each $1.00 of Payroll Deduction Contribution, up to 4% of Compensation, for each Participant with less than 5 Years of Service;

         50(cent) for each $1.00 of Payroll Deduction Contribution, up to 4% of Compensation, for each Participant with 5 or more but less than 10 Years of Service; and

         60(cent) for each $1.00 of Payroll Deduction Contribution, up to 4% of Compensation, for each Participant with 10 or more Years of Service.

Company Matching Contribution shall be made at a time or times during the Plan Year as the Company directs. For purposes of determining Company Matching Contributions, any period of employment interruption followed by the Company's reinstatement of the Employee's employment shall be deemed Company employment in determining Years of Service.

         4.6 COMPANY PROFIT SHARING CONTRIBUTION. The Trust shall hold Profit Sharing Contributions, and, for any Plan Year, the Company may, but shall not be required to, make discretionary Profit Sharing Contributions. Profit Sharing Contributions, if any, shall be allocated to the Profit Sharing Accounts of Participants who are in employment on the last day of the Plan Year and have completed a Year of Service (Accrual). Allocation thereof shall be according to the ratio that Participant's Compensation for the Plan Year bears to the total Compensation of all Participants. Profit Sharing Contributions may be made without regard to Net Profits. Profit Sharing Contributions shall be made to the Trust not later than the time for filing the Company's federal income tax return, including extensions.

         4.7 VOLUNTARY CONTRIBUTION. After-tax voluntary contribution by Participants shall not be permitted; provided, the Plan may continue to hold previous voluntary contributions in the Voluntary Contribution Account, together with gains and earnings thereon, subject to the following:

                  (a) The account shall be invested as the Participant directs in accordance with Plan procedures.

                  (b) A Participant may withdraw from the account (including earnings thereon) no more often than once each Plan Year or as the Plan otherwise provides with respect to distributions hereunder.

         4.8 RETURN OF EMPLOYER CONTRIBUTIONS. Employer contributions shall not be returned to the Company except as otherwise specifically provided hereunder.

                                    SECTION 5
                         PLAN RESTATEMENT AND AMENDMENTS

         The Company, acting through its Board of Directors or President, has the authority to amend, modify, restate or terminate the Plan, from time to time and at any time, and may delegate such authority to others. No amendment shall
(a) reduce the rights of any Participant accrued under the Plan prior to the date the amendment is adopted, except to the extent a reduction in Accrued Benefits may be permitted by the Act or Code, or (b) divert any part of the Trust Assets for purposes other than for the exclusive benefit of Participants and Beneficiaries and of defraying reasonable expenses of administering the Plan.

                                    SECTION 6
                              VESTING: FORFEITURES

         6.1 VESTING IN ACCRUED BENEFIT. The right of a Participant to receive the Participant's Accrued Benefit shall be fully vested and non-forfeitable at all times.

         6.2 PROHIBITED AMENDMENTS. To the extent protected by the Code except as permitted under Code section 412(c)(8), no amendment to the Plan may decrease a Participant's Accrued Benefit, eliminate an optional form of distribution or have the effect of decreasing a Participant's vested interest.

                                    SECTION 7
                              ACCOUNTS AND RECORDS

         7.1 ACCOUNTS AND RECORDS; PARTICIPANT REPORTS. The accounts and records of the Plan shall be maintained by the Plan Administrator and shall disclose the status of each Participant's (or Beneficiary's) Account. Each Participant shall be advised, from time to time but at least once each Plan Year, as to the status of the Participant's Accounts. The maintenance of various Accounts is for accounting purposes, and a segregation of the assets of the Trust to each Account is not required.

         7.2 INVESTMENT FUNDS. The Trust Fund shall consist of the Investment Funds established by the Trustee, from time to time upon instructions of the Named Fiduciary, to carry out investment objectives and policies established by the Named Fiduciary. Investment Funds may be terminated, added and changed at the discretion of the Named Fiduciary. A Participant shall have an undivided proportionate interest in each Investment Fund measured by the proportion that the value of the Participant's Account invested in an Investment Fund bears to the total value of all Accounts invested in that Investment Fund as of the Valuation Date on which the Participant's interest is being determined.

                  7.2.1 CSK COMMON STOCK FUND

                  (a) The Plan Administrator shall institute such procedures as are necessary in order to comply with 29 C.F.R. Section 2550.404c-1(d)(4) with respect to the investment of Participant Accounts in the CSK Common Stock Fund, including establishing procedures intended to maintain the confidentiality of information relating to the purchase, holding and sale of interests in such fund (as well as the exercise of voting, tender and other such rights with respect to the securities held in the fund). The Plan Administrator shall be the fiduciary responsible for ensuring that the confidentiality procedures referenced in the foregoing sentence are adequate and are followed. Notwithstanding anything to the contrary herein, if the Plan Administrator ever determines that a situation involves a potential for undue employer influence upon participants and beneficiaries with regard to the direct or indirect exercise of their shareholder rights, then the Plan Administrator shall appoint an independent fiduciary to carry out activities relating thereto.

                  (b) Any Employee who is a "director" or "officer" (as defined in Rule 16a promulgated under the Securities Exchange Act of 1934) of the Company who elects a transfer of all or any portion of his existing Account into or out of the CSK Common Stock Fund (including a cash distribution pursuant to a loan or in-service withdrawal that is funded by a volitional sale or other disposition of CSK Common Stock), may not elect an "opposite way transaction" (as defined in Rule 16b-3 promulgated under the Securities Exchange Act of 1934) within six months before or after any such transfer. This restriction shall not apply to any distribution required to be made under the Code or to any distribution made in connection with death, Disability, Normal or Early Retirement, or termination of employment.

                  (c) Furthermore, no transfer of existing Plan Accounts into or out of the CSK Common Stock Fund, or changes in current investment elections increasing or decreasing investment of new Contributions into the CSK Common Stock Fund shall be permitted to the extent such investment would violate the policy of the Company regarding insider trading.

                  7.2.2 ACCOUNTING METHOD The accounting methods or formulae to be used under the Plan for the purpose of maintaining the Participants' Accounts shall be determined by the Plan Administrator and shall be based upon the so-called share accounting method. Thus, Participants shall have individual shares allocated to their Accounts. In making such investment, fractional shares of Stock shall be allocated to a Participant's account as necessary to provide for the investment of all a Participant's contributions to the CSK Common Stock Fund. The accounting methods or formulae selected by the Plan Administrator may be revised from time to time in order to accomplish the foregoing purposes, but shall at all times conform to the general principles in this Section 7.2.2.

                  7.2.3 PURCHASE OF CSK COMMON STOCK Purchases and sales of CSK Common Stock by the Trustee shall be made, first, to the extent possible, by matching purchases and sales of such Stock directed by two or more Participants or Beneficiaries ("Matching"), and, then in the open market. The Plan Administrator shall have discretionary authority to establish accounting methods and procedures for determining the deemed cost of CSK Common Stock purchased or sold by the Trustee, whether by

         Matching or on the open market. The Plan Administrator shall maintain the cost basis of all CSK Common Stock based upon the Trustee's actual cost for specific securities.

                  7.2.4 ADEQUATE CONSIDERATION. Notwithstanding any provision of this Section 7.2 to the contrary, all purchases of CSK Common Stock by the Trustee shall be for no more than, and all sales of CSK Common Stock shall be for no less than, "adequate consideration" (within the meaning of section 3(18) the Act).

                  7.2.5 PARTICIPANT'S BEST INTERESTS. The Trustee may time the execution of purchases or sales of shares of CSK Common Stock for the purpose of limiting or spreading daily volume or otherwise, as it shall deem in the best interests of the Participants and their Beneficiaries.

                  7.2.6 COMMISSIONS. Brokerage commissions, transfer taxes and other charges and expenses in connection with the purchase, sale or distribution of shares of CSK Common Stock shall be added to the cost or deducted from the proceeds of such securities, as determined by the Plan Administrator.

                  7.2.7 LIMIT ON INVESTMENT. A Participant may direct that up to 15% of his ongoing contributions (including employer contributions) be invested in the CSK Common Stock Fund. However, intra-Plan investment fund transfers into the CSK Common Stock Fund of sums held under another investment option shall be permitted (1) at any time that the Participant's interest in the CSK Common Stock Fund exceeds 15% of his Accrued Benefit, or (2) to the extent such transfer would cause the Participant's interest in the CSK Common Stock fund to exceed 15% of his Accrued Benefit. However, notwithstanding the foregoing, a Participant's investment in the CSK Common Stock Fund exceeding 15% of his Accrued Benefit (i) shall not be deemed a violation of this prohibition if due solely to appreciation in the price of CSK Common Stock, and (ii) shall not affect a Participant's ability to continue to invest up to 15% of his ongoing Contributions in the CSK Common Stock Fund. However, in such case, the prohibitions on intra-Plan investment transfers into the CSK Common Stock Fund shall continue to apply until such investment drops below 15% of the Participant's Total Accrued Benefit.

         7.3 VALUATION DATE ADJUSTMENT. The Plan Administrator shall adjust the balances in the Accounts of Participants (or Beneficiaries) in the respective Investment Funds, upward or downward, pro rata, so that the aggregate net credit balances will equal the aggregate net worth of the Trust Fund as of each Valuation Date, using fair market values, as determined by the Trustee, after the net worth for the appropriate Investment Fund has been reduced by any expenses, withdrawals, distributions and transfers chargeable to that Investment Fund which have been incurred but not yet paid. All determinations by the Trustee with respect to fair market values and net worth shall be made in accordance with generally accepted principles of trust accounting, and determinations by the Trustee shall be conclusive and binding upon all persons.

         7.4 PARTICIPANT DIRECTED INVESTMENTS; LOANS AS INVESTMENTS. The Participant (or Beneficiary) shall direct the investment of the Participant's Account and future Contributions thereto among the various Investment Funds. The investments may be directed and redirected in multiples of 1% among the various Investment Funds as of such date(s) and in the manner acceptable to the Plan Administrator. The Trustee shall cause a Participant's Account to be allocated among the Investment Funds according to such Participant's direction, subject to the provisions hereof. All loans shall be deemed an investment of the Participant's Account and not a general investment of the Trust, so the Participant's Account will reflect the loan and all payments of principal and interest received thereon. All loan payments shall be reinvested in accordance with the Participant's investment instructions. Notwithstanding the foregoing, a Participant may not direct that any amount in excess of 15% of his ongoing contributions be invested in the CSK Common Stock Fund. A Participant may make intra-Plan transfers of his Accrued Benefit into the CSK Common Stock Fund with such frequency as determined by the Plan Administrator in its sole and absolute discretion. Notwithstanding the foregoing, a Participant will be permitted to make intra-Plan transfers of his Accrued Benefit out of the CSK Common Stock Fund at such times and with such frequency as is applicable with respect to all other investment options offered under the Plan (which shall be at least as frequent as such Participant may transfer amounts into such Fund).

         7.5 TRANSFERS FROM QUALIFIED PLANS. With the consent of the Plan Administrator, amounts may be transferred from other qualified plans by Participants and Employees, provided the trust from which such funds are transferred permits the transfer to be made and the transfer will not jeopardize the tax exempt status of the Plan or create adverse tax consequences for the Employer. The amounts transferred shall be deposited in a Rollover Account, which account shall be fully vested and non-forfeitable at all times. Transfers and Accounts shall be subject to the following:

                  (a) Amounts in a Participant's Rollover Account shall be held by the Trustee pursuant to the provisions hereof and may not be withdrawn by, or distributed to, the Participant, in whole or in part, except as provided herein.

                  (b) Except as permitted by Treasury regulations (including Treasury regulation 1.411 (d)-4), amounts attributable to or treated as elective contributions (as defined in Treasury regulation 1.401(k)-1(g)(3)) that are transferred from another qualified plan in a plan-to-plan transfer shall be subject to the distribution limitations provided for in Treasury regulation 1.401(k)-1(d).

                  (c) Distributions from a Rollover Account shall be made in a manner that is consistent herewith and satisfies the provisions hereof with respect to Accounts. Distributions from a Rollover Account shall be considered part of the Participant's benefit in determining whether an involuntary cash-out of benefits without Participant consent may be made.

                  (d) "Qualified plan" means a tax qualified plan under Code section 401(a). Amounts transferred from other qualified plans to the Plan means (i) amounts transferred directly from the other qualified plan; (ii) distributions from a qualified plan that are eligible rollover distributions and either transferred by the Employee within 60 days following receipt thereof or pursuant to a Direct Rollover; (iii) amounts transferred from a conduit individual retirement account, provided the account has no assets other than assets which were (A) previously distributed to the Employee by a qualified plan as a lump-sum distribution, (B) eligible for tax-free rollover to a qualified plan and (C) deposited in such conduit individual retirement account within 60 days of receipt thereof (other than earnings thereon); and (iv) amounts distributed to the Employee from a conduit individual retirement account meeting the requirements of clause (iii) and transferred by the Employee to the Plan within 60 days of receipt thereof.

                  (e) Prior to accepting any transfers, the Plan Administrator may require the Employee to establish, or require the Employee to provide written documentation satisfactory to the Plan Administrator establishing, the amounts to be transferred to the Plan meet the requirements hereof.

                  (f) The Plan shall not accept any direct or indirect transfers (as defined and interpreted under Code section 401(a)(11)) from a defined benefit, money purchase (including target benefit), stock bonus or profit sharing plan that provides for a life annuity form of payment to the Participant, Spouse or Surviving Spouse.

                  (g) Notwithstanding any provision herein to the contrary, a transfer directly to the Plan from a qualified plan (or a transaction having the effect of such a transfer) shall be permitted only if it will not result in the elimination or reduction of any benefit protected under Code section 411(d)(6).

         7.6 DIRECT ROLLOVER. Notwithstanding any provision herein limiting a Distributee's election, a Distributee may elect, at the time and in the manner acceptable to the Plan Administrator, to have any portion of an Eligible Rollover Distribution paid as a Direct Rollover to an Eligible Retirement Plan specified by the Distributee.

                  7.6.1 DEFINITIONS. For the purposes of this Section and the Plan Sections to which it relates, the following definitions apply:

                           (a) DIRECT ROLLOVER means a payment by the Plan to
                  the Eligible Retirement Plan specified by the Distributee.

                           (b) DISTRIBUTEE means an Employee or former Employee,
                  the Employee's or former Employee's Surviving Spouse and the Employee's or former Employee's Spouse or former Spouse who is the alternate payee under a qualified domestic relations order (as defined in Code section 414(p)), with regard to the interest of the Spouse or former Spouse.

                           (c) ELIGIBLE RETIREMENT PLAN means an individual
                  retirement account described in Code section 408(a), an individual retirement annuity described in Code section 408(b), an annuity plan described in Code section 403(a), or a qualified trust described in Code section 401(a) that accepts the Distributee's Eligible Rollover Distribution; provided, however, in the case of an Eligible

                  Rollover Distribution to a Surviving Spouse, an Eligible Retirement Plan is an individual retirement account or individual retirement annuity.

                           (d) ELIGIBLE ROLLOVER DISTRIBUTION means any
                  distribution of all or any portion of a Distributee's Account Balance not including (i) any distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of the Distributee or the joint lives (or joint life expectancies) of the Distributee and the Distributee's designated Beneficiary, or that is for a specified period of ten years or more; (ii) any distribution to the extent such distribution is required under Code section 401(a)(9); (iii) the portion of any distribution that is not includable in gross income (determined without regard to the exclusion for net unrealized appreciation with respect to employer securities); and (iv) any hardship withdrawal (as defined in Code section 401(k) and the regulations thereunder).

                  7.6.2 SPECIAL RULES. (a) Notwithstanding anything to the contrary herein, the following rules shall apply with respect to an Eligible Rollover Distribution:

                           (i) no such distribution shall be made to more than
                  one Eligible Retirement Plan,

                           (ii) no distribution of which only a portion is such
                  an eligible rollover distribution shall be permitted unless the Eligible Rollover Distribution portion amounts to at least $500,

                           (iii) no Eligible Rollover Distribution shall be made
                  unless the Participant shall have provided such information relating to the recipient of the distribution as the Administrator may reasonably request, and

                           (iv) in the event a Participant has not timely made
                  an election for a qualified rollover distribution in accordance with the procedures of the Administrator, he shall be deemed to have elected payment to him or her and not to have made an eligible rollover distribution.

For purposes of this Section 7.6.2, the term "Participant" shall include, as may be appropriate, the surviving Spouse of the Participant or an alternate payee under a QDRO.

                  (b) If a distribution is one to which Code sections 401(a)(11) and 417 do not apply, such distribution may commence less than 30 days after the notice required under section 1.411(a)-11(c) of the Income Tax Regulations is given, provided that:

                           (1) the Plan Administrator clearly informs the
                  Participant that the Participant has a right to a period of at least 30 days after receiving the notice to consider the decision of whether or not to elect a distribution (and, if applicable, a particular distribution option), and

                  (2) the Participant, after receiving the notice, affirmatively elects a distribution.

                                    SECTION 8
                                    BENEFITS

         8.1 PROHIBITED DISTRIBUTIONS. No Participant shall be entitled to receive the Accrued Benefit (Employer) or the Accrued Benefit (Employee) while employed by the Company or an Other Company except as otherwise expressly provided in this Section or as a hardship withdrawal.

         8.2 DISTRIBUTION EVENTS. Subject to other restrictions and provisions of this Section, a Participant's Accrued Benefit shall be distributed to the Participant on the occurrence of an event described below:

                  (a) Termination of the Participant from the employment by the Company or an Other Company at or after reaching Normal Retirement Age;

                  (b) Death of the Participant while in the employment of the Company or an Other Company;

                  (c) Termination of the Participant from the employment by the Company or an Other Company by reason of a Disability;

                  (d) Termination of the Participant from employment by the Company or an Other Company at or after reaching Early Retirement Age;

                  (e) Termination of the Participant from employment by the Company or an Other Company;

                  (f) The Participant reaching Age 59 1/2, regardless of employment, provided distributions are only from the Payroll Deduction Account and Rollover Accounts;

                  (g) Termination of the Plan, provided there is no successor plan.

                  (h) With respect to an alternate payee, such date as provided in a qualified domestic relations order (as defined in Code section 414(p)).

                  (i) An event described in Code section 401(k)(10) which would permit distribution.

         Notwithstanding subparagraphs (a), (c), (d), or (e), a Participant whose vested Accrued Benefit exceeds $5,000 and who is entitled to a distribution by reason of termination of employment, Disability, or Retirement may affirmatively elect to defer the payment of his benefit beyond Normal Retirement Age, provided his benefit shall be paid not later than the time specified in Section 8.8.

         The value of an Accrued Benefit shall be computed as of the Valuation Date coincident with, or immediately following, the event. Subject to the provisions of this Section, the Accrued Benefit shall be paid not later than 60 days after the close of the Plan Year in which the first of the events described above occurs; provided, however, if the payment amount cannot be ascertained by the date distribution is required, payment shall be 60 days after the earliest date on which the amount can be ascertained. Whenever a final distribution is made, the Participant's Payroll Deduction Contributions, to the extent not theretofore invested in the Investment Funds, shall be returned to the Participant or, in the event of death, paid in cash to his or her Beneficiary, in accordance with the terms of the Plan.

         8.3 FORMS OF DISTRIBUTION. (a) Distributions from the Plan shall be made in the form of a lump sum cash payment to the extent vested in accordance with the terms of the Plan.

         (b) Notwithstanding any other provisions herein to the contrary, a Participant may elect to receive his benefit in installments provided:

                  (1) The Participant affirmatively elects to defer the commencement of distributions from his Account until the time specified in Section 8.8, and

                  (2) The amount of the installments distributed to the Participant are sufficient to satisfy the minimum distribution requirements of Code section 401(a)(9). For purposes of this determination, a Participant's life expectancy shall be recalculated each year.

         8.4 BENEFICIARIES IN EVENT OF DEATH. Every Participant shall designate, in a manner acceptable to the Plan Administrator, a primary Beneficiary or Beneficiaries, and alternate Beneficiaries, to receive the Participant's Accrued Benefit in the event of the Participant's death. If married, the Participant's Spouse must consent in writing to the designation of a Primary Beneficiary other than the Spouse, which consent must be witnessed by a notary public or plan representative. A Participant may revoke or change a Beneficiary designation from time to time by designating a new Beneficiary, subject to spousal consent. If a Participant fails to designate a Beneficiary, or if a designation is deemed invalid or insufficient for any reason, the Plan Administrator may designate a Beneficiary on the Participant's behalf, but only from the following in the order named:

                  (a)      Surviving Spouse.

                  (b)      The Participant's then surviving issue, per stirpes.

                  (c)      The Participant's estate.

A designation of a Spouse as Beneficiary shall be deemed terminated upon marital dissolution (except as otherwise provided under a qualified domestic relations order) and shall be deemed revoked if the Spouse predeceases the Participant prior to payment.

         8.5 PAYMENT TO SURVIVING SPOUSE. On the Participant's death, the Participant's Accrued Benefit shall be paid to the Surviving Spouse; provided, if there is no Surviving Spouse, or if the Spouse has consented, the Accrued Benefit shall be paid to the designated Beneficiary, or otherwise as provided in the Plan.

         8.6 CASH OUT. If the present value of the Participant's vested Accrued Benefit does not exceed $5,000 (regardless of any prior distributions, to the extent permitted by the Code and applicable regulations thereunder), and a distribution event has occurred, the Accrued Benefit shall be distributed without the consent of the Participant or Spouse, if any.

         8.7 CONSENT TO DISTRIBUTION. If the present value of the Participant's vested Accrued Benefit exceeds $5,000, the Accrued Benefit may not be distributed prior to the Normal Retirement Age without the written consent of the Participant and the Participant's spouse, if any. No consent shall be valid unless:

                  (a) The Participant has been notified that receipt of the distribution may be deferred. (A Participant's failure to consent shall be deemed an election to defer the distribution. An election to defer shall not apply with respect to required distributions.)

                  (b) Except as otherwise provided below, notification is provided no less than 30 days and no more than 90 days before the commencement of the distribution.

                  (c) Written consent is made no more than 90 days before commencement of the distribution.

                  (d) No significant detriment is imposed on any Participant not consenting to the distribution.

A distribution may commence less than 30 days after notice required under Code regulation 1.411(a)-11(c) is provided if (i) the Plan Administrator clearly informs the Participant that the Participant has a period of at least 30 days after receiving the notice to consider whether to consent to a distribution and
(ii) the Participant, after receiving the notice, affirmatively elects a distribution.

         8.8 REQUIRED DISTRIBUTION. Notwithstanding any provision herein to the contrary, distribution of a Participant's benefits shall commence not later than April 1 of the calendar year following the later of the calendar year in which the Participant reaches Age 70 1/2 or the calendar year in which he retires, provided, however, that the distribution of benefits of a Participant who is a 5-percent owner (as defined in Section 12.2.5) shall commence not later than April 1 of the calendar year following the calendar year in which such Participant reaches Age 70 1/2 (whether or not he has retired).

         8.9 OTHER REQUIRED DISTRIBUTIONS. Notwithstanding any provision herein to the contrary, the distribution of a Participant's benefits shall be made in accordance with the requirements, and shall otherwise comply with, Code section 401(a)(9), the provisions of which are incorporated herein by this reference.

         8.10 DISTRIBUTION AFTER DEATH OF PARTICIPANT. If a Participant dies before beginning to receive a distribution, the Participant's Accrued Benefits shall be distributed to the Participant's Beneficiaries within five years after the death; provided, however, if the Surviving Spouse is the Beneficiary, distribution may be deferred until the date on which the Participant would have reached Age 70 1/2, and, if the Surviving Spouse dies before distribution is completed, the distribution requirement shall apply as if the Spouse were the Participant.

                                    SECTION 9
                            LOANS TO PARTICIPANTS AND
                       HARDSHIP WITHDRAWALS BY PARTICIPANT

         9.1 LOANS. Subject to the provisions of this paragraph and without being in any way responsible for their application, the Plan Administrator may make qualified loans to Participants in active employment with the Company that
(a) are available to all Participants on a reasonably equivalent basis and rates, (b) are not made to highly compensated employees in an amount greater than the amount made available to other Participants and (c) are permitted for purposes and from Accounts approved by the Plan Administrator under a loan program adopted from time to time by the Plan Administrator. Except as otherwise permitted under the Act and the Code, no loan may be made to a party in interest (as defined in Act section 3(14)).

                  9.1.1 AMOUNT OF LOAN. The Plan Administrator may lend to a Participant, in the aggregate from qualified Company plans, an amount not in excess of the lesser of (a) 100% of the sum of the Participant's Payroll Deduction Account and Rollover Account or (b) 50% of the vested portion of the Participant's Accounts, or (c) $50,000, reduced by the excess, if any, of the highest outstanding aggregated plan loan balance during the one-year period ending on the day before the loan is made over the outstanding balance of all aggregated plan loans during the period of one year ending on the day the loan is made. No loan shall be for less than $1,000 or other minimum amount set from time to time by the Plan Administrator.

                  9.1.2 TERMS AND CONDITIONS. All loans shall comply with provisions of the loan program set from time to time by the Plan Administrator, which program is incorporated herein by this reference, and the following provisions:

                  (a) A Participant shall apply for a loan in writing to the Plan Administrator, whose decision to accept or reject shall be final.

                  (b) The period of loan repayment shall not exceed five years. Unless otherwise approved by the Plan Administrator on a nondiscriminatory basis, all loans shall be due in full upon termination of employment.

                  (c) Each loan shall be a directed investment from the borrowing Participant's Account. Funds necessary to fund a loan shall be taken pro rata from the investment options in which the Participant's Account is invested at the time the loan proceeds are disbursed, except that no funds shall be taken from the CSK Common Stock Fund unless the funds held in all other investment options are first exhausted. Loans shall be secured by an assignment of the Participant's vested Accrued Benefit and shall be evidenced by the Participant's collateral promissory note for the principal amount of the loan, with interest, payable to the order of the Trustee. The Plan Administrator may require additional collateral and documents. The note and other documents shall be executed by the Participant (and, if necessary, the Spouse), as required by the Plan Administrator.

                  (d) Each loan shall bear fees and interest at a reasonable rate set by the Plan Administrator and shall be payable at least quarterly in substantially equal payments of interest and principal over the term of the loan. Loan repayments may be suspended by the Plan Administrator as permitted under Code section 414(u)(4). In determining the interest rate, the Plan Administrator shall take into consideration interest rates then being charged in the banking community for like transactions. Loans granted at different times may bear different interest rates if, in the opinion of the Plan Administrator, the difference in rates is justified by a change in general economic conditions or different banking community interest rates.

                  (e) Loan payments shall be withheld from the Participant's payroll check or paid otherwise as the Plan Administrator may direct on a nondiscriminatory basis. No distribution shall be made hereunder unless and until all unpaid loans attributable to the Account, including accrued interest thereon, have been liquidated. The Plan Administrator may direct repayment of the loan, and accrued interest thereon, by offsetting it against the security at any time or from a distribution.

                  (f) If a loan is outstanding, no further loan may be made unless the Plan Administrator approves.

                  (g) By applying for a loan, the Participant shall be deemed to automatically consent to distributions and/or deemed distributions hereunder, as necessary to satisfy any default. If the Participant is married and the loan is for more than $5,000, the Spouse must consent to use of the loan for security in a manner consistent with distributions hereunder.

                  9.1.3 RELIANCE. The Trustee may rely on the Plan Administrator's instructions with respect to all loan matters, including without limitation, Trust withdrawals for loan purposes and Trust re-investment of loan payments. The Trustee shall have no duty to inquire as to any matter involving Participant loans for which it has received instructions from the Plan Administrator.

         9.2 HARDSHIP WITHDRAWALS. The Plan Administrator may authorize hardship withdrawals from the vested portion of a Participant's Payroll Deduction Account (not counting any post-1988 earnings thereon) in a manner consistent with distributions hereunder and in compliance herewith.

                  9.2.1 BY PARTICIPANTS. Any Participant who the Plan Administrator determines has an immediate and heavy financial need and no other resources reasonably available to meet the hardship, may be distributed that portion of the Participant's Payroll Deduction Account (not counting any post-1988 earnings thereon) necessary to meet the hardship (plus pay any required federal or state income taxes and penalties thereon), subject to the limitations below. Withdrawal shall be authorized if the distribution is on account of:

                  (a) Funeral expenses for a member of the Participant's family;

                  (b) Medical expenses described in Code section 213(d) and incurred by the Participant, Spouse or any dependent of the Participant (as defined in Code section 152) or necessary for these persons to obtain medical care described in Code section 213(d);

                  (c) Costs directly related to the purchase of a principal residence for the Participant (excluding mortgage payments);

                  (d) Payment of tuition, related educational fees and room and board expenses for the next 12 months of post-secondary education for the Participant, Spouse, children or dependents (as defined in Code section
                           152); or

                  (e) Payments necessary to prevent eviction of the Participant from the Participant's principal residence or foreclosure on the mortgage of that residence.

                  9.2.2 HARDSHIP REQUIREMENTS. A distribution shall be deemed to be for an immediate and heavy financial hardship of the Participant if:

                  (a) The distribution is not in excess of the amount of the immediate and heavy financial need of the Participant (including federal, state or local income taxes, fees and penalties reasonably anticipated to result from the distribution);

                  (b) The Participant has obtained all distributions, other than hardship distributions, and all nontaxable (at the time of the loan) loans currently available under all plans maintained by the Company;

                  (c) The Plan and all other plans maintained by the Company provide, and it is hereby provided, that the Participant may not make elective contributions and employee contributions for at least twelve months after receipt of the hardship distribution; and

                  (d) The Plan and all other plans maintained by the Company provide, and it is hereby provided, that the Participant may not make elective contributions for the next year in excess of the applicable limit under Code section 402(g) for that year less the amount of the Participant's elective contributions for the taxable year of the hardship distribution.

                  Notwithstanding anything to the contrary herein, the Plan Administrator may require a minimum advance notice for a hardship withdrawal, may place other limitations on the amount of the withdrawal, and may delay payment of an approved withdrawal to permit a special valuation, to permit liquidation of necessary amounts or for any other pertinent reason.

                  9.2.3 HARDSHIP WITHDRAWAL LIMITATIONS. A hardship distribution shall not be made unless the Participant's spouse, if any, consents to the distribution in writing. The hardship distribution shall not exceed 80% of the value of the Participant's Payroll Deduction Account, determined as of the most recent Valuation Date preceding the hardship distribution for which written valuation information is available, excluding earnings on Payroll Deduction Contribution earned after December 31, 1988. The minimum hardship withdrawal amount shall be $200.00 or any greater sum set from time to time by the Plan Administrator. Hardship withdrawals shall be taken pro rata from all investment options in which the Participant has invested his Account (including the CSK Common Stock Fund).

                  9.2.4 EFFECT OF WITHDRAWAL ON STOCK OPTIONS. Notwithstanding any contrary Plan provision, a Participant shall not receive a withdrawal under this Section 9.2 unless, for each period during which his or her active participation is suspended pursuant to
         Section 9.2.2(c), the Participant agrees not to exercise any option to purchase CSK Common Stock issued to him or her under a plan maintained by the Company or any Affiliate; provided, however, that the Participant shall be permitted to exercise any such option if the Plan Administrator (or its delegate) determines that (a) such exercise (including a particular manner of exercise) would be consistent with the requirements of Department of Treasury regulation section 1.401(k)-l(d)(2)(iv)(B)(4), as amended from time to time or (b) under the circumstances then prevailing, satisfaction of the requirements of such regulation is not necessary to ensure the continued tax-qualified status of the Plan.

                                   SECTION 10
                     PLAN ADMINISTRATION AND PLAN MANAGEMENT

         10.1 DUTIES OF PLAN ADMINISTRATOR. The Plan Administrator shall have sole discretionary power and authority to interpret, and to control and manage the operation and administration of, the Plan, including, without limitation, the following duties and authority:

                  (a)      To interpret and construe the Plan;

                  (b) To decide questions relating to the rights of Participants and Beneficiaries;

                  (c) To determine the amount, manner and time for the payment of benefits hereunder;

                  (d)      To direct payment of Plan benefits and expenses;

                  (e) To set procedures for benefit, loan and withdrawal applications and elections;

                  (f) To employ persons to assist in administration at the expense of the Plan, including, without limitation, actuaries, accountants and attorneys;

                  (g) To rely upon opinions and advice of actuaries, accountants, attorneys and agents;

                  (h) To make applicable rules and decisions uniformly and consistently applied in similar circumstances;

                  (i) To prepare and submit reports and documents for Participants, Beneficiaries and governmental authorities;

                  (j) To maintain and request Company records to pay benefits and to administer and manage the Plan; and

                  (k) To counsel and confer with any Participant and Beneficiary.

         10.2 AUTHORITY TO DELEGATE. The Plan Administrator may delegate, and revoke the delegation of, any fiduciary or ministerial responsibilities with respect to interpretation, management and administration of the Plan.

         10.3 BOND. A bond, as required by the Act, shall be provided for any person who handles funds or other property of the Plan.

         10.4 SERVICE OF PROCESS. Service of process may be made on the Agent for Service of Process.

                                   SECTION 11
                          DUTIES AND RIGHTS OF TRUSTEE

         11.1 DUTIES OF TRUSTEE. Except as otherwise expressly provided herein, the Trustee shall control and manage the assets of the Trust Fund, including, without limitation, authority to:

                  (a) Invest and reinvest the Trust Fund in bonds, insurance policies, mortgages, debentures, preferred or common stocks, stock options, mutual funds, a common trust fund maintained by a fiduciary that is a bank or an insurance company, savings accounts, bills and notes, obligations of the United States of America, and any political subdivision thereof, time deposits, and other real or personal property, including, without limitation, qualifying employer real property and qualifying employer securities

         (as defined in the Act), in an amount and to the extent the Trustee deems appropriate; or deposit any of the Trust Fund in an interest bearing account in a financial institution supervised by the United States or a state, including a financial institution which is a fiduciary. The Trustee shall not be bound as to the character of any investment by any state statute, rule of court or custom governing the investment of trust funds to the extent permitted under state law except as provided by the Act.

                  (b) Sell, exchange, convey, transfer, dispose of, and grant options with respect to any real or personal property, by private contract or public auction, through agents or brokers, for cash or upon credit or partly for cash and partly upon credit. No person dealing with the Trustee shall be bound to supervise the application of the proceeds of any transaction or to inquire into the validity, expediency or propriety of the transaction.

                  (c) Retain, manage, operate, repair, improve, mortgage or lease any real or personal property for any period, and purchase and carry insurance against hazards in any amounts.

                  (d) Subject to Section 14.1, vote in person or by general or limited proxy with respect to any bonds, stocks or securities; exercise any options applicable to any bonds, stocks or securities for conversion into other securities; exercise any rights to subscribe for additional bonds, stocks or securities and make any and all required payments therefor; and join in, dissent from or oppose the reorganization, recapitalization, consolidation, liquidation, sale or merger of corporations or properties in which the Trustee may be interested, upon desirable terms and conditions.

                  (e) Accept and hold any securities or other property received by the Trustee under the provisions of this Section, whether or not the Trustee would be authorized to invest in such securities or property.

                  (f) Make, execute, acknowledge and deliver deeds, leases, assignments and other instruments.

                  (g) Borrow or raise money from others with the approval of the Company, upon terms and conditions the Trustee deems desirable, and, for any sum so borrowed, issue promissory notes as Trustee, and secure the repayment thereof by pledging all or any part of the Trust Fund. No person lending money to the Trustee shall be bound to supervise the borrowing.

                  (h) Cause any investments to be registered in, or transferred into, the Trustee's name or the name of the Trustee's nominee or nominees, and retain any investments in unregistered form or in a form permitting transfer by delivery only; provided, the books and records of the Trustee shall at all times show that all investments are part of the Trust Fund.

                  (i) Invest the assets of the Trust Fund with any other trust which is qualified pursuant to Code section 401(a) provided the income and capital is divided proportionately between the trusts.

                  (j) Perform all acts, whether or not expressly described or referred to herein, that the Trustee deems necessary, proper or desirable for the protection or enhancement of the Trust Fund.

                  (k) Make application for one or more insurance policies, annuity contracts or other contracts in such form or forms, whether or not group contracts, of life insurance company or companies as the Trustee specifies; and apply all or part of the Trust Fund to the policies, annuities and contracts. Any contract may provide for allocation of amounts received by the insurance company solely to the insurance company's general account, solely to one or more of its separate accounts, including separate accounts maintained for the collective investment of assets of qualified retirement plans, or to both; provided, if any policy, annuity or contract provides for the allocation of amounts to one or more separate accounts, the Trustee may appoint the insurance company as an Investment Manager to the extent amounts held by the insurance company under the contract are deemed Plan assets under the Act. The insurance company shall have exclusive responsibility for the investment and management of amounts held under its policies, annuities or contracts, subject to the Trustee's right to specify how amounts held are to be allocated among the separate accounts, or to designate the insurance company responsible for determining the allocation of amounts among the separate accounts. The Trust Fund may be invested and reinvested, without regard to any limitations of state law on investments by Fiduciaries and without distinction between principal and income, in shares of common or preferred stock or other evidences of ownership, in bonds, debentures, notes or other evidences of indebtedness, in obligations unsecured or secured by mortgages or other liens on real or personal property wherever situated (including any part interest in a bond and mortgage or note and mortgage, whether insured or uninsured), in any other property, or part interest (including any partnership interest) in property, real or personal, foreign or domestic, and in any rights, warrants and options to acquire any of the foregoing. Without limiting the generality of the foregoing, the insurance company shall have all of the powers, with respect to Plan assets held under a policy, annuity or contract, as the Trustee has pursuant to subparagraphs (a) through
         (h) with respect to assets of the Trust Fund. Notwithstanding the foregoing, no asset held by an insurance company under any policy, annuity or contract, whether or not deemed assets of the Plan under the Act, shall be part of the Trust Fund.

                  (l) Enter into a group trust arrangement with other qualified trusts, the terms and conditions of which shall be a part of the Plan.

                  (m) Enter into agreements with Investment Managers as directed by the Named Fiduciary.

                  (n) Carry out the investment instructions of Investment Managers appointed by the Named Fiduciary.

                  (o) Invest in collective investment trusts, the instruments of which are incorporated herein by this reference (the "Collective Investment Trust"). Assets of the Trust Fund may be commingled in the Collective Investment Trust with assets of other qualified employee benefit trusts and held and administered under the Collective Investment Trust instrument.

         11.2 NO DUTIES IMPLIED. The duties and responsibilities of the Trustee shall be according to the provisions of the Plan and any separate trust agreement signed on behalf of the Company, which agreement is incorporated herein by this reference and the provisions of which shall be paramount and controlling, in the event of any conflict with the Plan, to the extent permitted under, and in accord with, the Act and Code. No other or further duties or responsibilities of the Trustee are imposed or implied.

         11.3 TRUSTEE AS OWNER. Subject to Section 14.1, the Trustee, subject to the Trust, shall be the owner of the Trust Fund entitled to exercise each and every incident of ownership consistent with the provisions hereof and the purpose of the Trust. The cost of any litigation to which the Trustee is a party in connection with the Trust may be considered an administrative expense payable from the Trust Fund, subject to the provisions hereof, as determined in good faith by the Plan Administrator. To the extent any claim affects the duty of the Company to fund the Plan in accordance with the Act, the Trustee, upon written instructions from the Company, may compromise and adjust claims due the Trustee upon terms and conditions acceptable to the Company.

         11.4 RECORDS. The Trustee shall keep full and complete records of the administration of the Trust, which records shall be open at all reasonable times to inspection by the Plan Administrator, the Company and persons authorized by the Company.

         11.5 RECIPIENTS OF PAYMENTS. The Trustee may pay from the Trust Fund the benefits a Participant is entitled to receive to (a) the Participant,
(b) any person having custody of the Participant, (c) the legal guardian of the Participant, (d) the Spouse or Surviving Spouse or (e) any person entitled to receive a benefit under a qualified domestic relations order.

         11.6 AUTHORITY TO HIRE, APPOINT, AND BE COMPENSATED. The Trustee, if not an employee of the Company, may be paid a reasonable compensation agreed upon by the Company and the Trustee. The Company, the Named Fiduciary and the Trustee, in performing duties under the Plan, may employ counsel, accountants, custodians and other agents, as deemed advisable. The Trustee may employ other Fiduciaries and may appoint one or more Investment Managers to manage all or any portion of the Trust assets, including the power to acquire and dispose of any such assets. The Trustee may appoint a custodian to hold the Trust Fund and to take such action with respect to the Trust assets as the Trustee or an Investment Manager directs. All expenses incurred by the Trustee in the administration of the Trust, including, without limitation, the compensation of counsel, accountants, Investment Managers, the Trustee (other than a person in the employment of the Company), custodians, agents and Fiduciaries, shall be charged against the Trust Fund to the extent approved by the Plan Administrator and not paid directly by the Company. All taxes that may be levied or assessed at any time upon, or in respect to, the Trust, its assets or the income therefrom, shall be a charge upon the Trust Fund to the extent not paid directly by the Company, and the Trustee may pay the charges to satisfy any tax obligation.

         11.7 NO LIABILITY PRIOR TO APPOINTMENT. A Trustee shall not be liable or responsible in any way for the acts or omissions in the administration of the Trust prior to the date of becoming the Trustee or after the date of ceasing to be the Trustee. A successor Trustee has no duty to review the actions or accountings of any prior Trustee.

         11.8 FIDUCIARY LIABILITY. The Trustee shall not be liable for the acts or omissions of a fiduciary (including a Co-Trustee) unless (a) the Trustee knowingly participates in, or knowingly attempts to conceal, the act or omission of another fiduciary and the Trustee knows the act or omission is a breach of a fiduciary responsibility by the other fiduciary; or (b) the Trustee has knowledge of the breach by the other fiduciary and does not make reasonable efforts to remedy the breach; or (c) the Trustee's breach of the Trustee's own fiduciary responsibility permits the other fiduciary to commit the breach. The Trustee, or any fiduciary, shall not be liable for the acts or omissions of any Investment Manager. From the Trust Fund, the Trustee may indemnify any fiduciary, other than an Investment Manager, against any and all claims, losses, damages, expenses and liabilities arising from any act of commission or omission by the fiduciary, provided such act is judicially determined not to be the fiduciary's breach of fiduciary responsibility. Such indemnification includes, without limitation, attorneys' fees and all other costs and expenses reasonably incurred by the fiduciary in defense of any action arising from an alleged act of commission or omission.

         11.9 ALLOCATION OF DUTIES BETWEEN TRUSTEES. If there is more than one Trustee, the Trustees shall jointly manage and control the assets of the Plan unless the Company or the Trustees allocate specific trustee responsibilities, obligations and duties among the Trustees or unless the Trustees appoint an Investment Manager. The Company and the Trustees may also allocate fiduciary responsibilities, other than the Trustee's responsibilities, to other Fiduciaries. Only the specified Trustee or Fiduciary shall be responsible for the duties allocated, and other Trustees or Fiduciaries shall not be liable for any breach of fiduciary responsibility for the duties allocated except as provided in paragraph 11.8. If the Company or Trustees do not allocate specific responsibilities, obligations or duties to a Trustee, any Trustee may act on behalf of the Trust, and such act shall have the same force and effect as if the act had been performed by all Trustees. Any person, corporation or other entity may deal with, and accept the signature of, any Trustee in the same manner and with the same force and effect as if the sole Trustee.

         11.10 RETIRING TRUSTEE. A retiring Trustee shall take all steps required to transfer management and control of the Trust Fund to the remaining and/or successor Trustee. A retiring Trustee shall file with the Company and with the Plan Administrator a written account of the Trustee's acts from the date of the Trustee's previous annual account to the date of removal or resignation, if such account is not otherwise available. The accounting shall be subject to the approval of the Company or such person as designated by the Company. The retiring Trustee may have the account settled by a court of competent jurisdiction. A Trustee who is an employee of the Company and terminates employment shall be deemed to have resigned as of the date of termination of employment.

                                   SECTION 12
                  DEFERRAL LIMITATIONS AND EXCESS CONTRIBUTIONS

         12.1 CORRECTIVE DISTRIBUTION OF EXCESS DEFERRALS. Payroll Deduction Contributions made by a Participant during any Plan Year shall not exceed $10,000 (as adjusted pursuant to Code section 402(g)). Notwithstanding any other provision of the Plan, Excess Deferrals, plus any income and minus any loss allocable thereto, may be distributed to any Participant to whose account Excess Deferrals were allocated for the individual's taxable year. Such a corrective distribution shall be made in accordance with this section.

                  12.1.1   CORRECTION OF EXCESS DEFERRALS AFTER TAXABLE YEAR.

                  (a) Not later than the March 15 following the close of a Participant's taxable year, the Participant may notify the Plan of the amount of Excess Deferrals received by the Plan during that taxable year. The notification shall be in writing, shall specify the Participant's Excess Deferrals, and shall be accompanied by the Participant's written statement that if such amounts are not distributed, these amounts, when added to all other Payroll Deduction Contributions made on behalf of the Participant during the taxable year, shall exceed the dollar limitation specified in section 402(g) of the Code.

                  (b) The Participant is deemed to have notified the Plan of Excess Deferrals if, not later than the March 1 following the close of a Participant's taxable year, the Employer notifies the Plan on behalf of the Participant of the Excess Deferrals. Such Excess Deferrals shall be calculated by taking into account only Payroll Deduction Contributions under the Plan and any other plans of the Employer.

                  (c) Not later than the April 15 following the close of the taxable year, the Plan shall distribute to the Participant the amount of Excess Deferrals designated under subparagraphs (1) or (2) above.

                  12.1.2 CORRECTION OF EXCESS DEFERRALS DURING THE TAXABLE YEAR. A Participant who has an Excess Deferral during a taxable year may receive a corrective distribution during the same year. Such a corrective distribution shall be made if:

                  (a) The Participant designates the distribution as an Excess Deferral. The designation shall be made in the same manner as the notification described in Section 12.1.1(a). The Participant will be deemed to have designated the distribution as an Excess Deferral if the Employer makes the designation on behalf of the Participant to the extent that the Participant has Excess Deferrals for the taxable year calculated by taking into account only Payroll Deduction Contributions to the Plan and other plans of the Employer.

                  (b) The corrective distribution is made after the date on which the Plan received the Excess Deferral.

                  (c) The Plan designates the distribution as a distribution of Excess Deferrals.

                  12.1.3 NOTICE, AMOUNT DISTRIBUTABLE. If the Participant provides the Employer with satisfactory evidence and written notice to demonstrate that all Payroll Deduction Contributions by the Participant in this Plan and any other qualified plan exceed the applicable limit under section 402(g) of the Code for such individual's taxable year, then the Plan Administrator may (but is not required to) distribute sufficient Payroll Deduction Contributions (not to exceed the amount of Payroll Deduction Contributions actually contributed on behalf of the Participant to this Plan during the Participant's taxable year) from this Plan to allow the Participant to comply with the applicable limit. The evidence provided by the Participant must establish clearly the amount of Excess Deferrals. The Participant must present this evidence to the Plan Administrator by the March 1 following the end of the calendar year in which the Excess Deferrals occurred.

                  12.1.4 INCOME ALLOCABLE TO EXCESS DEFERRALS. The income allocable to Excess Deferrals is equal to the sum of allocable gain or loss for the taxable year of the individual and shall be determined as follows:

                  (a) The gain or loss allocable to Excess Deferrals is determined by multiplying the income for the taxable year allocable to Payroll Deduction Contributions by a fraction. The numerator of the fraction is the Excess Deferrals by the Employee for the taxable year. The denominator of the fraction is equal to the sum of:

                           (1) The total account balance of the Employee attributable to Payroll Deduction Contributions as of the beginning of the Plan Year, plus

                           (2)      The Employee's Payroll Deduction
                                    Contributions for the taxable year.

                  (b) The income allocable to Excess Deferrals shall not include the allocable gain or loss for the period between the end of the taxable year and the date of distribution.

                  12.1.5 NO EMPLOYEE OR SPOUSAL CONSENT REQUIRED. A corrective distribution of Excess Deferrals (and income) shall be made without regard to any notice or consent otherwise required under sections 411(a)(11) and 417 of the Code.

                  12.1.6 FORFEITURES. Any Matching Contributions or Qualified Matching Contributions that relate to the Excess Deferral being distributed shall be forfeited. The Matching Contribution so forfeited shall be forfeited proportionally from the applicable Employee's vested and nonvested interest in Matching Contributions under the Plan at the time of the forfeiture. Forfeitures of Matching Contributions or Qualified Matching Contributions that relate to Excess Deferrals shall be used to pay Plan administrative expenses or reduce future Employer Contributions.

                  12.1.7 DEFINITION. For purposes of this Section, the term "Excess Deferrals," shall mean any Payroll Deduction contributions made by a Participant for a Plan Year which exceed the limits of Code section 402(g)(1).

         12.2 DEFINITIONS. For purposes of this Section and related paragraphs hereof, the following definitions shall apply:

                  12.2.1 ACTUAL DEFERRAL PERCENTAGE ("ADP") means, with respect to the Highly Compensated Employee group and the Non-Highly Compensated Employee group for a Plan Year, the average of the ratios (calculated separately for each Participant in the groups and expressed as a percentage) of (a) Payroll Deduction Contribution on behalf of a Participant for the Plan Year to (b) that Participant's Compensation for the Plan Year ("ADR").

                  12.2.2 ACTUAL CONTRIBUTION PERCENTAGE ("ACP") means for a Plan Year, with respect to the Highly Compensated Employee group and Non-Highly Compensated Employee group, the same as Actual Deferral Percentage but substituting Company Matching Contributions for Payroll Deduction Contributions. The rate so calculated for each Participant shall be designated as "ACR." For purposes of this subparagraph and determining the amount of Excess Aggregate Contributions, only Company Matching Contributions attributable to the Plan Year in question and actually contributed to the Plan prior to the end of the succeeding Plan Year shall be considered.

                  12.2.3 EXCESS CONTRIBUTIONS means the amount of Payroll Deduction Contributions for the calendar year in excess of the limits established by the tests set forth in paragraph 12.3.

                  12.2.4 EXCESS AGGREGATE CONTRIBUTIONS means the amount of Company Matching Contributions for the calendar year in excess of the limits established by the tests set forth in paragraph 12.4.

                  12.2.5 HIGHLY COMPENSATED EMPLOYEE means an Employee described in Code section 414(q) who was (a) a 5 percent owner of the Company (as defined in Code section 416(i)(l)(B)) at any time during the determination year or the look-back year, or (b) for the look-back year, (i) received compensation from the Company in excess of $80,000 (as adjusted pursuant to Code section 415(d)), except that the base period shall be the calendar quarter ending September 30, 1996)), and
         (ii) was in the Top-Paid Group
         of included Employees (top 20 percent of the Employees when ranked on the basis of Compensation paid) during the look-back year.

                  A former employee shall be treated as a Highly Compensated Employee if (a) the Employee was a Highly Compensated Employee when the Employee separated from service or (b)the Employee was a Highly Compensated Employee at any time after reaching Age 55.

                  The determination of who is a Highly Compensated Employee, including the determination of the number and identity of Employees in the Top-Paid Group, will be made in accordance with Code section 414(q).

                  For purposes of this Section and notwithstanding any provision herein to the contrary, "determination year" means the relevant Plan Year, "look-back year" means the twelve-month period immediately preceding the determination year, and "Compensation" means compensation within the meaning of Code section 415(c)(3).

                  12.2.6 LOOK-BACK YEAR means the Plan Year immediately preceding the Plan year in question.

                  12.2.7 NONELECTIVE CONTRIBUTIONS means contributions the Participant may not elect to receive in cash or in the form of another benefit.

                  12.2.8 NON-HIGHLY COMPENSATED EMPLOYEE means an Employee who is not a Highly Compensated Employee.

         12.3 ACTUAL DEFERRAL PERCENTAGE TEST. For each Plan Year, the Plan shall satisfy one of the following tests:

                  (a) The ADP for the Highly Compensated Employee group for the current Plan Year shall not be more than the ADP of the Non-Highly Compensated Employee group for the Look-Back Year multiplied by 1.25; or

                  (b) The excess of the ADP for the Highly Compensated Employee group for the current Plan Year over the ADP for the Non-Highly Compensated Employee group for the Look-Back Year shall not be more than two percentage points; provided, the ADP for the Highly Compensated Employee group for the current Plan Year shall not exceed the ADP for the Non-Highly Compensated Employees group for the Look-Back Year multiplied by two. The provisions of Code section 401(k)(3) and Code regulation l.401(k)-l(b) are incorporated by this reference.

         12.3.1   SPECIAL RULES.

                  (a) The ADR for a Participant who is a Highly Compensated Employee for the Plan Year and who is eligible to make Payroll Deduction Contributions under two or more plans or arrangements that are maintained by the Company or an Other Company, shall be determined as if all Payroll Deduction Contributions and employer matching contributions were made under a single arrangement.

                  (b)      If the Plan satisfies the requirements of Code
         section 410(b) only when aggregated with one or more other plans, or if one or more other plans satisfy the requirements of Code section 410(b) only when aggregated with the Plan, the ADP shall be determined as if all such plans were a single plan.

                  (c) The determination and treatment of the ADR of any Participant shall satisfy all other requirements prescribed by the Secretary of the Treasury.

                  (d) Payroll Deduction Contributions shall be allocated to the Participant Accounts not later than the last day of the twelve month period immediately following the Plan Year to which the Payroll Deduction Contributions relate for purposes of determining the ADP, if:

                           (i) The Payroll Deduction Contribution would have been Compensation received in the Plan Year except for the deferral election; or

                           (ii) The Payroll Deduction Contribution were related to services in the Plan Year and would have been received by the Participant as compensation within 2 1/2 months after the end of the Plan Year except for the deferral election.

                  (e) To the extent necessary to satisfy the requirements of this subparagraph, Nonelective Contributions and Matching Contributions may be treated as Payroll Deduction Contributions in accordance with Treasury regulations, including, without limitation, Treasury regulation 1.401(k)-1(b)(5), in which case (i) they shall be allocated only to Non Highly Compensated Employees, and (ii) they shall be subject to all of the same distribution restrictions as Payroll Deduction Contributions, as specified in Treasury regulation section 1.401(k)-1(d).

                  12.3.2 DETERMINING EXCESS CONTRIBUTIONS. The amount of the Plan's Excess Contributions is to be determined by a leveling method, under which method the ADR of the Highly Compensated Employee with the highest ADR is reduced to the extent required to:

                  (a) Enable the arrangement to satisfy the requirements of this Section; or

                  (b) Cause the Highly Compensated Employee's ADR to equal the ADR of the Highly Compensated Employee with the next highest ADR.

                  This leveling process shall be repeated until the arrangement satisfies the requirements of the ADP test. However, notwithstanding the above, the actual distribution of the Excess Contribution to the Highly Compensated Employees shall be determined pursuant to Plan Section 12.5.

         12.4 ACTUAL CONTRIBUTION PERCENTAGE TEST. For each Plan Year, the Plan shall satisfy one of the following tests:

                  (a) The ACP for the Highly Compensated Employee group for the current Plan Year shall not be more than the ACP of the Non-Highly Compensated Employee group for the Look-Back Year multiplied by 1.25; or

                  (b) The excess of the ACP for the Highly Compensated Employee group for the current Plan Year over the ACP for the Non-Highly Compensated Employee group for the Look-Back Year shall not be more than two percentage points; provided, the ACP for the Highly Compensated Employee group for the current Plan Year shall not exceed the ACP for the Non-Highly Compensated Employees group for the Look-Back Year multiplied by two.

                  12.4.1   SPECIAL RULES.

                  (a) The ACR for a Participant, who is a Highly Compensated Employee for the Plan Year and who is eligible to make employee after-tax contributions, or to have employer matching contributions allocated, under two or more plans or arrangements that are maintained by the Company or the Other Company, shall be determined as if all employee after-tax contributions and employer matching contributions are made under a single plan.

                  (b) The determination and treatment of the ACR of any Participant shall satisfy all other requirements prescribed by the Secretary of the Treasury.

                  (c) To the extent necessary to satisfy the requirements of this Section, Nonelective Contributions and Payroll Deduction Contribution may be treated as Company Matching Contributions, in accordance with the Code and regulations. In such case, inter alia, Nonelective Contributions shall be subject to the same distribution restrictions as Payroll Deduction Contributions.

                  12.4.2 DETERMINING EXCESS AGGREGATE CONTRIBUTIONS. For the purpose of determining the amount of Excess Aggregate Contributions, a similar leveling process as described with respect to Excess Contributions shall be applied.

         12.5     DISPOSITION OF EXCESS CONTRIBUTIONS.

                  12.5.1 DISTRIBUTION. Excess Contributions (and investment income for the preceding calendar year allocable thereto) shall be distributed to the affected Participants no later than the last day of each Plan Year, and the Plan Administrator shall use best efforts to make a distribution no later than 2 1/2 months after the end of each preceding Plan Year. The total amount of Excess Contributions shall be distributed to Highly Compensated Employees based upon the total dollar amount of Payroll Deduction Contributions ("PDCs") made on behalf of each Highly Compensated Employee, whereby the total dollar amount of PDCs for the Highly Compensated Employee with the highest dollar amount of PDCs is reduced until it equals the total dollar amount of PDCs of the Highly Compensated Employee with the next highest dollar amount of PDCs. This process shall be continued until the total amount of Excess Contributions is accounted for, and the ADP Test shall be deemed satisfied following the distribution of the Excess Contributions to the appropriate Highly Compensated Employees according to this paragraph.

                  12.5.2 DISTRIBUTION AMOUNT. The Excess Contribution distributable to a Participant shall be adjusted for income in accordance with Code regulations and reduced by the amount of Excess Contributions recharacterized or previously distributed to the Participant for the Plan Year. If there is a loss allocable to the Excess Contributions, the loss shall not be less than the lesser of the Payroll Deduction Account or the Participant's Contributions for the Plan Year.

                  12.5.3 FORFEITURES. Any Matching Contributions or Qualified Matching Contributions that relate to the Excess Contribution being distributed shall be forfeited. Forfeitures of Matching Contributions or Qualified Matching Contributions that relate to Excess Contributions shall be applied to reduce Employer contributions or pay Plan expenses.

         12.6     DISTRIBUTION OF EXCESS AGGREGATE CONTRIBUTIONS.

                  12.6.1 FORFEITURE; DISTRIBUTION. Excess Aggregate Contributions (and investment income allocable thereto) shall be forfeited if forfeitable under the terms hereof, or, if nonforfeitable, shall be distributed to Participants on whose behalf Payroll Deduction Contribution or Company Matching Contribution were allocated for the preceding Plan Year 2 1/2-months after the end of each preceding Plan Year but no later that the close of the following Plan Year. Excess Aggregate Contributions shall be treated as Employer contributions for purposes of Code sections 404 and 415 even if distributed from the Plan. If not forfeitable, Excess Aggregate Contributions shall be distributed from the Participant's Payroll Deduction Account in proportion to the Payroll Deduction Contribution and Company Matching Contribution for the Plan Year. The Excess Aggregate Contributions which are not forfeitable shall be distributed to the Highly Compensated Employees on the basis of the highest dollar amount of Company Matching Contributions ("CMCs") attributable to each Highly Compensated Employee, whereby the dollar amount of the CMCs attributable to the Highly Compensated Employee with the highest dollar amount of CMCs is reduced to equal the dollar amount of CMCs attributable to the Highly Compensated Employee with the next highest dollar amount of CMCs (or until the total amount of Excess Aggregate Contributions is accounted for). This process shall be repeated until the total amount of Excess Aggregate

         Contributions is distributed to the appropriate Highly Compensated Employees, after which the ACP Test shall be deemed satisfied.

                  12.6.2 DETERMINATION OF INCOME. The income allocable to Excess Aggregate Contributions shall be determined by multiplying the income allocable to the Company Matching Contribution for the Plan Year by a fraction, the numerator of which is the Excess Aggregate Contributions on behalf of the Participant for the preceding Plan Year, and the denominator of which is the total of the Company Matching Account on the last day of the preceding Plan Year.

                  12.6.3 MAXIMUM AMOUNT. The Excess Aggregate Contributions distributable to a Participant shall be adjusted for income in accordance with Code regulations, and, if there is a loss allocable to the Excess Aggregate Contributions, the loss shall not be less than the lesser of the Participant's Company Matching Contribution Account or the Company Matching Contribution for the Plan Year.

                  12.6.4 ALLOCATION OF FORFEITURES. Amounts forfeited by Highly Compensated Employees shall be treated as annual additions and either used to pay Plan administrative expenses or applied to reduce future employer contributions.

                                   SECTION 13
                 ALLOCATION LIMITATION AND TOP HEAVY PROVISIONS

         13.1 MAXIMUM ANNUAL ADDITIONS. Notwithstanding any provision herein to the contrary, if a Participant does not participate, and has never participated, in another qualified plan maintained by the Company or a welfare benefit fund (as defined in Code section 419(e)) maintained by the Company or an individual medical account (as defined in Code section 415(l)(2)) maintained by the Company or a simplified employee pension (as defined in Code section 408(k)) maintained by the Company that provides for Annual Additions, the amount of Annual Additions credited to the Participant Account for any Limitation Year shall not exceed the lesser of the Maximum Permissible Amount or any other limitation contained herein. If the Annual Additions creditable to the Participant Account would cause the Annual Additions for the Limitation Year to exceed the Maximum Permissible Amount, the amount credited will be reduced so that the Annual Additions for the Limitation Year will equal the Maximum Permissible Amount.

                  13.1.1 ESTIMATION OF AMOUNT. Prior to determining the Participant's actual Compensation for the Limitation Year, the Company may determine a Participant's Maximum Permissible Amount based on a reasonable estimate of the actual Compensation, uniformly determined for all Participants similarly situated. As soon as administratively feasible after the end of the Limitation Year, the Company shall determine the Maximum Permissible Amount from the Participant's actual Compensation.

                  13.1.2 ESTIMATION EXCESS. If the estimation has caused the Maximum Permissible Amount to be exceeded, the excess amount will be reduced as follows:

                  (a) To the extent they reduce the excess amount, Payroll Deduction Contributions (plus attributable earnings) will be returned to the Participant.

                  (b) If an excess amount remains and the Participant is covered by the Plan at the end of the Limitation Year, the excess amount will be applied to reduce Company Contributions (including allocable forfeitures) for the Participant in the next Limitation Year and each succeeding Limitation Year, if necessary.

                  (c) If an excess amount remains and the Participant is not covered by the Plan at the end of the Limitation Year, the excess amount will be held unallocated in a suspense account. The suspense account will be applied to reduce future Company Contributions (including allocable forfeitures) for all remaining Participants in the next Limitation Year and each succeeding Limitation Year, if necessary. The suspense account will not participate in the allocation of the investment gains and losses of the Trust.

                  (d) If a suspense account exists, all amounts in the suspense account must be allocated to Participants' Accounts before any Annual Additions may be made. Excess amounts may not be distributed to Participants or former Participants.

                  13.1.3 OTHER DEFINED CONTRIBUTION PLAN COVERAGE. If the Participant participates in another qualified defined contribution plan, a welfare benefit fund maintained by the Company (as defined in Code section 419(e)), an individual medical account (as defined in Code section 415(l)(2)) maintained by the Company or a simplified employee pension maintained by the Company, which provides Annual Additions during any Limitation Year, Annual Additions credited to the Participant Account under the Plan and such other plans for any Limitation Year will be aggregated and deemed Annual Additions to a single plan. The Annual Additions last allocated will be deemed the excess amount for purposes of disposition hereunder, and, if the Annual Additions were allocated on the same day, then each Annual Addition shall be reduced in the same proportion as each Annual Addition bears to total Annual Additions on that day, and any excess disposed of as otherwise provided herein.

                  13.1.4 OTHER DEFINED BENEFIT PLAN COVERAGE. If the Participant participates in another qualified defined benefit plan, a welfare benefit fund maintained by the Company (as defined in Code section 419(e)), an individual medical account maintained by the Company or a simplified employee pension maintained by the Company, which provides Annual Additions during any Limitation Year, the sum of the Participant's Defined Benefit Plan Fraction and Defined Contribution Plan Fraction will not exceed 1.0 in any Limitation Year. Annual Additions that may be credited to a Participant's Account for any Limitation Year will be limited, first, as provided in paragraph 13.1.2, and, second, as provided in paragraph 13.1.3, and finally, a reduction shall be made in the accrued benefit for the applicable year under the defined benefit plan, if necessary. If the 1.0 limitation continues to be exceeded, a Participant who exceeds the limit shall be subject to the following restrictions for each future Limitation Year until the limit is satisfied: (a) the Participant's accrued benefit under the defined benefit plan shall not increase, (b) no Annual Additions may be credited to a Participant's account, and (c) no employee contributions (voluntary or mandatory) shall be made under any defined benefit plan or any defined contribution plan of the Company. The limitations of this paragraph
         13.1.4 shall not apply to Plan Years commencing on or after January 1, 2000.

                  13.1.5 DEFINITIONS. For the purposes of paragraph 13.1, the following definitions are applicable:

                  (a) ANNUAL ADDITIONS means the sum of the following amounts credited to a Participant's Account for the Limitation Year: (i) Company Contributions; (ii) forfeitures; (iii) voluntary nondeductible employee contributions; (iv) amounts described in Code sections 415(l)(1), 419(e) and 419A(d)(2); (v)
                           allocations under a simplified employee pension; and
                           (vi) any excess amount applied, under this Section, to reduce Company Contributions.

                           Amounts allocated to an individual medical account that is part of a defined benefit plan maintained by the Company (as defined in Code section 415(l)(2)), shall be treated as Annual Additions to a defined contribution plan. Amounts derived from contributions which are attributable to post-retirement medical benefits allocated to the separate account of a key employee (as defined in Code section 419A(d)(3)) under a welfare benefit fund maintained by the Company (as defined in Code section 419(e)) shall be treated as Annual Additions to a defined contribution plan.

                  (b) COMPENSATION means an Employee's earned income, wages, salaries, and other amounts received for personal services actually rendered in the course of employment with the employer maintaining the plan (as defined in the Act and the Code), including, without limitation, commissions paid to salesmen, compensation for services on the basis of a percentage of profits, commissions on insurance premiums, tips, bonuses, elective deferrals (as defined in Code section 402(g)(3)) and any amount contributed or deferred by the Company at the election of the Participant that is not includable in the gross income of the Participant by reason of Code sections 125 or 457, but excluding the following:

                           (i) Company contributions to a plan of deferred compensation that are not included in the Employee's gross income for the taxable year in which contributed, Company contributions under a simplified employee pension plan to the extent such contributions are deductible by the Employee, and any distributions from a plan of deferred compensation;

                           (ii) Amounts realized from the exercise of a nonqualified stock option or when restricted stock (or property) held by the Employee either becomes freely transferable or is no longer subject to a substantial risk of forfeiture;

                           (iii) Amounts realized from the sale, exchange or other disposition of stock acquired under a qualified stock option; and

                           (iv) Other amounts which received special tax benefits, and contributions made by the Company (whether or not under a salary reduction agreement) towards the purchase of an annuity described in Code section 403(b) (whether or not the amounts are actually excludable from the gross income of the Employee.)

                           However, the Compensation excluded above shall not apply to:

                           (i) Any contribution for medical benefits (within the meaning of Code section 419A(f)(2)) after separation from service that is otherwise treated as Annual Additions; and

                           (ii) Any amount otherwise treated as Annual Additions under Code section 415(l)(2).

                           Compensation for a Limitation Year is the Compensation actually paid or includable in gross income during such year. Notwithstanding the preceding sentence, Compensation for a Participant who is permanently and totally disabled (as defined in Code section 22(e)(3)) shall be equal to the Compensation such Participant would have received for the Limitation Year if the Participant had been paid at the rate of Compensation paid immediately before becoming permanently and totally disabled; provided, the imputed Compensation for the disabled Participant may be taken into account only if the Participant is not a Highly Compensated Employee (as defined in Section 12) and contributions are nonforfeitable when made.

                  (c) DEFINED BENEFIT PLAN FRACTION means a fraction, the numerator of which is the sum of the Participant's Projected Annual Benefits under all defined benefit plans (whether or not terminated) maintained by the Company, and the denominator of which is the lesser of 125 percent of the maximum dollar limitation in effect for the Limitation Year under Code sections 415(b) and (d), or 140 percent of the Highest Average Compensation, including any adjustments, pursuant to Code section 415(b). Any adjustments to the Defined Benefit Plan Fraction made prior to the effective date of this amendment shall remain in effect.

                  (d) DEFINED CONTRIBUTION PLAN FRACTION means a fraction, the numerator of which is the sum of the Annual Additions to the Participant's Account under all the defined contribution plans (whether or not terminated) maintained by the Company for the current and all prior Limitation Years, including the Annual Additions attributable to the Participant's nondeductible employee contributions to all defined benefit plans maintained by the Company (whether or not terminated) and the Annual Additions attributable to all welfare benefit funds (as defined in Code section 415(l)(2)), individual medical accounts and simplified employee plans or plans, maintained by the Company, and the denominator of which is the sum of the maximum aggregate amounts for the current and all prior Limitation Years of service with the Company (regardless of whether a defined contribution plan was maintained by the Company.) The maximum aggregate amount in any Limitation Year is the lesser of 125 percent of the dollar limitation, determined under Code sections 415(b) and (d), in effect under Code section 415(c)(1)(A), or 35 percent of the Participant's Compensation for such year. Any adjustments to the Defined Contribution Plan Fraction made prior to the effective date of this amendment shall remain in effect.

                  (e) COMPANY means the employer that adopts the Plan, and all members of a controlled group of corporations (as defined in Code section 414(b), as modified by Code section 415(h)), all commonly controlled trades or businesses (as defined in Code section 414(c), as modified by Code section 415(h)), affiliated service groups (as defined in Code section 414(m)) of which the adopting employer is a part, and any other entity required to be aggregated with the employer pursuant to regulations under Code section 414(o).

                  (f) EXCESS AMOUNT means the excess of the Participant's Annual Additions for the Limitation Year over the Maximum Permissible Amount.

                  (g) HIGHEST AVERAGE COMPENSATION means the average Compensation for the three consecutive Plan Years of service with the Company that produces the highest average.

                  (h)      LIMITATION YEAR means the Plan Year.

                  (i) MAXIMUM PERMISSIBLE AMOUNT means the lesser of (i) $30,000 (as adjusted) or (ii) 25 percent of the Participant's Compensation for the Limitation Year within the meaning of Code section 415(c)(3). The compensation limitation referred to in (ii) shall not apply to any contribution for medical benefits (within the meaning of Code sections 401(h) or 419A(f)(2)) which is otherwise treated as an annual addition under Code sections 415(l)( 1) or 419A(d)(2).

                  (j) PROJECTED ANNUAL BENEFIT means the annual retirement benefit (adjusted to an actuarially equivalent straight life annuity if such benefit is expressed in a form other than a straight life annuity or qualified joint and survivor annuity) to which the Participant would be entitled under the terms of a plan, assuming:

                           (i) The Participant will continue employment until normal retirement age (as defined in such plan) (or current age, if later); and

                           (ii) The Participant's Compensation for the current Limitation Year and all other relevant factors used to determine benefits under the Plan will remain constant for all future Limitation Years.

                  13.1.6 COMPLIANCE WITH CODE SECTION 415. The provisions of this Section are intended to meet the requirements of Code section 415. If the Plan Administrator determines a conflict or ambiguity between the Plan and Code section 415 exists, the meaning under Code section 415 will control or supersede the provisions of the Plan.

         13.2 TOP-HEAVY PROVISIONS. If the Plan is or becomes Top Heavy, the provisions of this paragraph supersede any conflicting provisions of the Plan.

                  13.2.1 DEFINITIONS. For purposes of this paragraph, the following definitions are applicable:

                  (a) EMPLOYER means the Employer and all employers considered under Code sections 414(b), (c), (m), and
                           (o), as modified by Code section 415(h), to be affiliated members or members of the same controlled group.

                  (b) KEY EMPLOYEE means any Employee or former Employee (and the beneficiaries thereof) who at any time during the determination period was (i) an officer of the Employer having an annual Compensation greater than 50 percent of the dollar limitation in effect under Code section 415(b)(1)(A), (ii) an owner (or considered an owner under Code section 318) of the largest interests in the Company and one of the ten Employees having an annual Compensation greater than the dollar limitation then in effect under Code section 415(c)(1)(A), (iii) a five percent owner of the Employer, or (iv) a one percent owner of the Employer who has an annual Compensation of more than $160,000 (as adjusted). The determination period is the Plan Year containing the Determination Date and the four preceding Plan Years. The determination of who is a Key Employee shall be made in accordance with Code section 416(i)(1).

                  (c) DETERMINATION DATE means the last day of the preceding Plan Year (for the first Plan Year, the last day of that year.)

                  (d) TOP-HEAVY means, for any Plan Year, that any of the following conditions exists:

                           (i) If the Top-Heavy Ratio for the Plan exceeds 60 percent and the Plan is not part of any Required Aggregation Group or Permissive Aggregation Group of plans;

                           (ii)     If the Plan is a part of a Required
                                    Aggregation Group of plans (but not part of a Permissive Aggregation Group) and the Top-Heavy Ratio for the group of plans exceeds 60 percent; or

                           (iii)    If the Plan is a part of a Required
                                    Aggregation Group of plans and part of a Permissive Aggregation Group and the Top-Heavy Ratio for the Permissive Aggregation Group exceeds 60 percent.

                  (e)      TOP-HEAVY RATIO means:

                           (i) If the Employer maintains one or more defined contribution plans (including any simplified employee pension plan), and the Employer has not maintained any defined benefit plan which, during the five-year period ending on the Determination Date(s), has or has had accrued benefits, the Top Heavy Ratio for the Plan alone or for the Required Aggregation Group or Permissive Aggregation Group, as appropriate, is a fraction, the numerator of which is the sum of the account balances of all Key Employees as of the Determination Date(s) (including any part of any account balance distributed in the five-year period ending on the Determination Date(s)) and the denominator of which is the sum of all account balances (including any part of any account balance distributed in the five-year period ending on the Determination Date(s)), both computed in accordance with Code section 416 and the regulations thereunder. Both the numerator and denominator of the top-heavy ratio are increased to reflect any contribution not actually made as of the Determination Date but which is required to be taken into account on that date under Code section 416.

                           (ii) If the Employer maintains one or more defined contribution plans (including any simplified employee pension plans) and the Employer maintains or has maintained one or more defined benefit plans which, during the five-year period ending on the Determination Date(s), has or has had any accrued benefits, the Top-Heavy Ratio for any Required Aggregation Group or Permissive Aggregation Group, as appropriate, is a fraction, the numerator of which is the sum of account balances under the aggregated defined contribution plan(s) for all Key Employees, determined in accordance with
                                    (i), above, and the present value of
                                    accrued benefits under the aggregated
                                    defined benefit plan(s) for all Key
                                    Employees as of the Determination Date(s), and the denominator of which is the sum of the account balances under the aggregated defined contribution plan(s) for all Participants, determined in accordance with
                                    (i), above, and the present value of accrued benefits under the aggregated defined benefit plan(s) for all Participants as of the Determination Date(s), all determined in accordance with Code section 416. The accrued benefits under a defined benefit plan in both the numerator and denominator of the Top-Heavy Ratio shall be adjusted for any distribution of an accrued benefit made in the five-year period ending on the Determination Date.

                           (iii) For purposes of (i) and (ii) above, the value of account balances and the Present Value of accrued benefits will be determined as of the most recent Valuation Date that falls within or ends with the twelve-month period ending on the Determination Date, except as provided in Code section 416 for the first and second plan years of a defined benefit plan. The account balances and accrued benefits of a Participant who has not performed any services for any employer maintaining the plan at any time during the five-year period ending on any Determination Date shall be disregarded. The calculation of the Top-Heavy Ratio and present value, and the extent to which distributions, rollovers, and transfers are taken into account, shall be made in accordance with Code section 416. Deductible employee contributions shall not be taken into account for purposes of computing the Top-Heavy Ratio. When aggregating plans, the value of account balances and accrued benefits shall be calculated with reference to the Determination Dates that fall within the same calendar year.

                  (f) PERMISSIVE AGGREGATION GROUP means the Required Aggregation Group of plans plus any other plan or plans of the Employer that, when considered as a group with the Required Aggregation Group, would continue to satisfy the requirements of Code sections 401(a)(4) and 410.

                  (g) PRESENT VALUE means the present value based on five percent interest and the mortality provisions of GAM-71 Mortality Table,

                  (h) REQUIRED AGGREGATION GROUP means (i) each qualified plan of the Employer in which at least one Key Employee participates and (ii) any other qualified plan of the Employer that enables a plan described in
                           (i) to meet the requirements of Code sections 401(a)(4) or 410.

                  (i) VALUATION DATE means the date used for computing plan costs for funding, if any, otherwise the last day of the Plan Year, as of which date account balances or accrued benefits are valued for purposes of calculating the Top-Heavy Ratio.

                  13.2.2 MINIMUM ALLOCATION. Notwithstanding any other provision in the Plan except (a), (b) and (c), below, for each Plan Year that the Plan is top-heavy, the employer contributions and forfeitures allocated on behalf of each Participant who is not a Key Employee shall not be less than the lesser of three percent of the Participant's Compensation, or in the case where the Company has no defined benefit plan that designates the Plan to satisfy Code section 401, the largest percentage of employer contributions and forfeitures as a percentage of the Key Employee's Compensation, as limited by Code section 401(a)(17) on behalf of any Key Employee for that year. The minimum allocation is determined without regard to any social security contribution. This minimum allocation applies even though, under other Plan provisions, the Participant would not otherwise be entitled to receive an allocation, or would have received a lesser allocation, for the year because (i) the non-Key Employee fails to make mandatory contributions to the Plan, (ii) the non-Key Employee's compensation is less than a stated amount, or (iii) the non-Key Employee's fails to complete 1,000 Hours of Service (or any equivalent provided in the plan).

                  (a) Employer contributions shall not be provided if the Plan is required to be included in an aggregation group under Code section 416(g)(2)(A)(i) and enables a defined benefit plan required to be included in such group to meet the requirements of Code sections 401(a)(4) or 410. All defined contribution plans required to be included in an aggregation group shall be treated as one plan.

                  (b) The provisions shall not apply to any Participant to the extent the Participant is covered under any other plan(s) of the Employer and the Employer has provided therein that the minimum allocation or benefit requirement applicable to this Top-Heavy plan will be met in the other plans.

                  (c) Salary deferrals (amounts deferred and contributed to the Plan but representing Compensation) made by a non-Key Employee shall not count towards satisfying the Top-Heavy minimum allocation to non-Key Employees. However, salary deferrals made by Key Employees shall count in determining the largest percentage of contributions and forfeitures (as a percent of Compensation) allocated to Key Employees. Matching contributions made on behalf of non-Key Employees may, at the option of the Plan Administrator, be used to satisfy the Top-Heavy minimum allocation to non-Key Employees, provided, if they are used, they cannot be used to satisfy the non-discrimination tests.

                  13.2.3 DETERMINATION OF ACCRUED BENEFIT. Solely for the purpose of determining if the Plan, or any other plan included in a Required Aggregation Group, is top heavy (within the meaning of Code section 4 16(g)), Accrued Benefits shall be determined under (a) the method, if any, that uniformly applies for accrual purposes under all plans maintained by the Employer or (b) if there is no such method, under the slowest accrual rate permitted under the fractional accrual rate of Code section 411(b)(1)(C).

                  13.2.4 NO SUSPENSION OR FORFEITURE. The minimum allocation required (to the extent required to be nonforfeitable under Code section 416(b)) may not be suspended or forfeited under Code sections 41l(a)(3)(B) or (D).

                  13.2.5 TOP-HEAVY VESTING SCHEDULE. For any Plan Year in which the Plan is Top-Heavy, the vesting provisions otherwise provided under the Plan shall continue in force and effect.

                                   SECTION 14
                         VOTING AND TENDER OF CSK STOCK

         14.1 VOTING OF SHARES; TENDER OR EXCHANGE OFFERS. Subject to the provisions of Section 14.2, the following provisions shall apply with respect to voting, tender and exchange offers relating to CSK Common Stock.

                  14.1.1 VOTING OF SHARES Whenever any proxies or consents are solicited from the shareholders of CSK Common Stock, each Participant (or, in the event of death, his or her Beneficiary) whose Account is credited with any shares of CSK Common Stock, shall be considered a "named fiduciary" hereunder and shall have the right to direct the Trustee in writing as to the manner in which such shares shall be voted. The Trustee or other person designated by the Company (but not otherwise affiliated with the Company) to solicit and/or tabulate such votes (a "Recordkeeper") shall utilize its best efforts to distribute or cause to be distributed in a timely manner to each Participant (or Beneficiary) a copy of the proxy solicitation material sent to such shareholders, together with a form addressed to the Trustee or Recordkeeper soliciting the Participant's (or Beneficiary's) confidential, written instructions as to the manner in which such shares shall be voted. If such instructions are sent to a Recordkeeper, the Recordkeeper shall communicate the instructions to the Trustee. Upon receipt of such instructions, the Trustee shall vote such shares as instructed, unless otherwise required by applicable law or regulation. Shares of CSK Common Stock (a) as to which the Trustee receives no voting instructions or (b) that are held in the Trust Fund but are not credited to any Participant's (or Beneficiary's) Account, shall be voted "for" and "against" the proposition or consent in the same proportion as those Shares with respect to which instructions were received..

                  14.1.2 TENDER OR EXCHANGE OFFERS. Each Participant (or, in the event of death, his or her Beneficiary) whose Account is credited with any shares of CSK Common Stock shall be considered a "named fiduciary" hereunder and shall have the right to direct the Trustee in writing as to the manner in which to respond to a tender or exchange offer with respect to such shares. The Trustee, or if the Company elects, a Recordkeeper (as defined in Section 14.1.1) shall utilize its best efforts to distribute or cause to be distributed in a timely manner to each Participant (or Beneficiary) such information as will be distributed to such shareholders in connection with any such tender or exchange offer, together with a form addressed to the Trustee or Recordkeeper soliciting the Participant's (or Beneficiary's), written instructions as to whether such shares shall be tendered or exchanged. If such instructions are sent to a Recordkeeper, the Recordkeeper shall communicate the instructions to the Trustee. Shares of CSK Common Stock (a) for which the Trustee receives no written directions from a Participant (or Beneficiary) as to the manner in which to respond to such a tender or exchange offer, or (b) that are held in the Trust Fund but not credited to any Participant's (or Beneficiary's) Account, shall be tendered or exchanged (and withheld) in the same proportion as those Shares with respect to which instructions were received.

         14.2 NAMED FIDUCIARY STATUS; CONFIDENTIALITY. Notwithstanding anything in the Plan to the contrary, for purposes of Section 14.1, each Participant (or, in the event of death, his or her Beneficiary) shall be deemed to be a "named fiduciary" (within the meaning of section 402(a) of ERISA) with respect to the shares of CSK Common Stock as to which such Participant (or Beneficiary) has the right of direction regarding voting, tender or exchange. To the extent required by Department of Labor regulations promulgated under Section 404(c) of ERISA, such directions relating to CSK Common Stock received by the Trustee and any Recordkeeper (as defined in Section 14.1.1) from the Participants (or Beneficiaries) shall be held by the Trustee or Recordkeeper in strict confidence and shall not be divulged or released to any person, including employees, officers or directors of the Company or any other Employer; provided, however, that to the extent necessary for the operation of the Plan, such directions may be relayed by the Trustee to a recordkeeper or auditor for the Plan, which recordkeeper or auditor, to the extent required by Department of Labor regulations promulgated under Section 404(c) of ERISA, (a) is not an Employer and (b) agrees not to divulge such directions to any other person, including employees, officers or directors of the Company or any other Employer.

         14.3 PLAN INFORMATION. Each Participant shall be advised of the general provisions of the Plan and, upon written request addressed to the Plan Administrator, shall be furnished with any information requested, to the extent required by applicable law, regarding his or her status, rights and privileges under the Plan.



                                   SECTION 15
                                  MISCELLANEOUS

         15.1 NONALIENATION OF INTEREST OR BENEFITS. The right of any Participant or Beneficiary to a benefit under the Plan, or any payment to be made under the Plan, shall not be assignable or subject to alienation by voluntary or involuntary assignment or by operation of law, including, without limitation, garnishment, attachment or other creditor's process, and any act in violation hereof shall be void; provided, however, loans to Participants permitted by the Plan shall be secured by the vested portion of the Participant Account. The prohibition in this paragraph against assignment or alienation shall also apply to the creation, assignment or recognition of a right to any benefit payable with respect to a Participant pursuant to a domestic relations order unless such order is determined to be a qualified domestic relations order as defined in Code section 414(p).

         15.2 MERGER, CONSOLIDATION AND TRANSFER OF ASSETS OR LIABILITIES. The Plan shall not be merged or consolidated with any other plan, and no Trust assets or liabilities may be transferred to any other plan unless each Participant or Beneficiary would receive a benefit immediately after the merger, consolidation or transfer, if the Plan then terminated, that is equal to, or greater than, the benefit the Participant or Beneficiary would have been entitled to receive immediately before the merger, consolidation or transfer, if the Plan had then terminated.

         15.3 BASIS OF PAYMENTS TO AND FROM THE PLAN. The Trustee shall pay all expenses of the Plan from the Trust Fund except for expenses paid by the Company. All Plan benefits shall be paid out of the Trust Fund pursuant to the directions of the Trustee, in accordance with the provisions of the Plan and procedures adopted by the Trustee. Persons eligible for benefits under the Plan shall look only to the Trust Fund for payment.

         15.4 BENEFIT AND CLAIMS PROCEDURES. Except as otherwise provided herein, all applications for benefits under the Plan and all inquiries concerning claims under the Plan shall be submitted to the Company and addressed as follows: Plan Administrator, CSK Auto, Inc. Retirement Program, P.O. Box 6030, Phoenix, Arizona 85005. Applications for benefits must be in writing on forms acceptable to the Plan Administrator and must be signed by the Participant or Beneficiary (the applicant). Under certain circumstances, the Spouse must consent in writing.

         If an application for benefits is denied, in whole or in part, the Plan Administrator shall notify the applicant of the denial, in writing, and shall advise the applicant of the right to a review thereof. The written notice shall set forth, in a manner calculated to be understood by the applicant, specific reasons for the denial, specific references to the Plan provisions on which the denial is based, a description of any information or material needed for the applicant to perfect the application, an explanation of why the material is needed, and an explanation of the Plan's review procedure. The written notice shall be given to the applicant within a reasonable period of time after the Plan Administrator receives the application, based upon the customary procedures of the Plan Administrator in processing claims (not to exceed 90 days, or if more time is needed, the applicant is so informed, and up to an additional 90 days may be taken).

         15.5 REVIEW PROCEDURE. Any Participant or Beneficiary (the applicant) whose application for benefits is denied, in whole or in part, or such person's authorized representative, may appeal from the denial by submitting to the Review Committee a request for review of the application within 60 days after receiving from the Plan Administrator the written notice of denial. The Review Committee shall give the applicant, or representative, an opportunity to review pertinent documents in preparing the request for review.

         The request for review must be in writing and addressed as follows:
Review Committee, CSK Auto, Inc. Retirement Program, P.O. Box 6030, Phoenix, Arizona 85005. The request for review shall set forth all of the grounds upon which it is based, all facts in support thereof, and any other matter the applicant deems pertinent. The Review Committee may require the applicant to submit additional facts, documents, and other material the Review Committee deems appropriate in making its review. The Review Committee may establish rules and procedures, consistent with the Plan and the Act, deemed appropriate in carrying out the responsibilities under this paragraph.

         The Review Committee shall act upon each request for review within 60 days after receipt thereof unless special circumstances require additional time for processing, but in no event shall the decision on review be rendered more than 120 days after the Review Committee received the request for review. The Review Committee shall give written notice of the decision to the applicant. If the Review Committee confirms the denial of the application for benefits, in whole or in part, the notice shall set forth, in a manner calculated to be understood by the applicant, the specific reasons for confirming the denial and specific references to the Plan provisions on which the decision was based.

         15.6 TERMINATION OF PLAN OR CONTRIBUTIONS. Although the Company expects to continue the Plan indefinitely but inasmuch as future conditions cannot be foreseen, the Company reserves the right, and shall have the power, to terminate the Plan at any time or not to make an employer contribution in any Plan Year.

         Upon termination of the Plan, no part of the Trust Fund shall revert to the Company or be used or diverted for purposes other than for the exclusive benefit of Participants and Beneficiaries. Upon termination, partial termination, or complete cessation of Contributions, the right of each Participant to the benefits accrued under the Plan shall be 100% vested and nonforfeitable to the extent funded and as required by the Act and the Code. Upon termination of the Plan, the Trust shall continue until the Trust Fund has been distributed to the Participants and Beneficiaries in accordance with their interest. Notwithstanding the foregoing, expenses of the Plan, including, without limitation, expenses of termination, may be paid from the Trust Fund.

         Notwithstanding any other provision hereof, participating companies shall have no obligation to continue to make contributions to the Plan after the termination thereof. Except as otherwise provided in the Act, neither the Company nor any other person or entity shall have any liability or obligation to provide benefits hereunder after termination of the Plan. Upon Plan termination, Participants and Beneficiaries shall look solely to the Trust Fund for their benefits. In the event of a partial termination of the Plan, the provisions hereof shall apply with respect to those Participants and Beneficiaries who are affected by the partial termination.

         15.7 AMENDMENT OF PLAN. The Employer shall have the right from time to time to modify or amend, in whole or in part, any or all provisions of the Plan, pursuant to action of its Board of Directors or its President. The effective date of any amendment may be before, on or after the date of such Board or officer action. Upon any such modification or amendment the

Plan Administrator and the Trustee shall be furnished a copy thereof. No amendment shall deprive any Participant or Beneficiary of any Accrued Benefit hereunder.

         With respect to any amendment to the Plan's vesting schedule, a Participant having three or more Years of Service shall be permitted to elect, in writing, to have his vesting percentage computed under the Plan without regard to such amendment. The election may be made by the Participant at any time after the date the Plan Amendment is adopted, but no later than the latest of:

         (A)      60 days after the amendment is adopted;

         (B)      60 days after the amendment becomes effective; or

         (C) 60 days after the Participant is issued written notice of the amendment by the Employer or Plan Administrator.

         Such written election by a Participant shall be made to the Plan Administrator.

         No amendment to the Plan shall decrease a Participant's Account balance or eliminate a protected optional form of benefit. Notwithstanding the preceding sentence, a Participant's Account balance may be reduced to the extent permitted under Internal Revenue Code section 412(c)(8). Furthermore, no amendment to the Plan shall have the effect of decreasing a Participant's vested interest determined without regard to such amendment as of the later of the date such amendment is adopted or the date it becomes effective.

         15.8 BANKRUPTCY, MERGER, CONSOLIDATION AND TRANSFER OF ASSETS AND LIABILITIES. If the Company terminates its connection with the Plan, or if the Company is dissolved or liquidated or, by appropriate legal proceedings, adjudged a bankrupt, or if judicial proceedings of any kind result in the involuntary dissolution of the Company, the Plan shall be terminated. The merger, consolidation or reorganization of the Company or the sale by it of all, or substantially all, of its assets shall not terminate the Plan if the successor to the Company, or the purchaser of all or substantially all of the Company's assets, acknowledges it is be substituted for the Company and undertakes to perform all of the provisions the Company is required to perform hereunder. Upon making the acknowledgment and the undertaking, the successor or the purchaser shall be substituted as the Company herein, and the Company shall be relieved and released from all obligations of any kind, character or description herein or in any trust agreement imposed on it.

         15.9 NONREVERSION. The Company shall have no right, title or interest in Contributions made to the Trust Fund, and no part of the Trust Fund shall revert to the Company, except that (a) if a Contribution is made to the Trust Fund by the Company by a mistake of fact, the Contribution may be returned to the Company within one year after the payment of the Contribution, and (b) if any part or all of a Contribution is disallowed as a deduction under the Code, then, to the extent the Contribution is disallowed as a deduction, it may be returned to the Company within one year after the disallowance.


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
         15.10 NOTICE OF ADDRESS. Each person applying for or receiving benefits from the Plan must file with the Plan Administrator, in writing, the person's postal address and each change of postal address. Any communication, statement, or notice addressed to a person at the person's latest reported postal address will be binding upon the person for all purposes of the Plan, and no fiduciary shall be obliged to search further.

         15.11 EMPLOYMENT RIGHTS. The Company's right to discipline or discharge Employees shall not be affected by reason of any of the provisions of the Plan.

         15.12 APPLICABLE LAW; INTERPRETATION. The Plan and Trust, and all rights thereunder, shall be governed by applicable federal law, including the Act, and, to the extent not preempted by federal law, construed and administered in accordance with the laws of the state of Arizona, with the exception of any separate trust agreement which shall be construed and enforced in all respects under and by the laws of the state in which the Trustee is located.

         Whenever used herein, the singular shall include the plural, and vice versa, and masculine, feminine and neuter words shall be used interchangeably unless the context clearly indicates to the contrary. Compounds of the word "here" shall mean and refer to the entire Plan and Trust and not any particular provision or section. Any heading or subheading used herein is inserted for a convenience of reference only and is not to be considered in construction of the provisions hereof.

         15.13 INDEPENDENT APPRAISER. In the event that CSK Common Stock ceases to be readily tradable on an established securities market, all valuations thereof with respect to activities carried on by the Plan shall be made by an independent appraiser meeting requirements similar to those contained in Department of Treasury regulations under section 170(a)(1) of the Code.

         15.14 NONFORFEITABILITY OF BENEFITS. Subject only to specific provisions of the Plan, nothing shall be deemed to divest a Participant of rights to the nonforfeitable benefits to which the Participant becomes entitled in accordance herewith. No forfeiture for cause shall be permitted.

         15.15 EFFECTIVE DATE. All amendments incorporated into this Amendment and Restatement of the Plan shall be effective as of May 1, 1999, at the time specified in any adopting resolution or, to effectuate or maintain plan qualification, as of the earliest date permitted under the law. Unless specifically provided in an adopting resolution, amendments shall not apply to Participants who are not in active employment on the effective date of the adoption. The rights of any Participant whose employment terminated prior to the effective date of any amendment or restatement shall be determined solely by the provisions of the Plan, if any, in effect on the date of the Participant's termination of employment unless specifically provided otherwise herein.


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
         DATED: _____________, 1999, but to be effective as of May 1, 1999.

                                 CSK AUTO, INC.



                                 By:____________________________________________
                                 Its:___________________________________________


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